The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any state where the offer or sale is not permitted.

                                                    PROSPECTUS AUGUST ____, 2001
                                        SUBJECT TO COMPLETION, DATED MAY 9, 2001

--------------------------------------------------------------------------------
JPMORGAN FUNDS

THIS PROSPECTUS OFFERS: CLASS A, CLASS B AND CLASS C SHARES

BOND FUND (CLASS A AND CLASS B)

CALIFORNIA BOND FUND (CLASS A)

U.S. EQUITY FUND (CLASS A, CLASS B, CLASS C)

FLEMING INTERNATIONAL OPPORTUNITIES FUND (CLASS A AND CLASS B)

                                       THE SECURITIES AND EXCHANGE COMMISSION
                                       HAS NOT APPROVED OR DISAPPROVED OF THESE
                                       SECURITIES OR DETERMINED IF THIS
                                       PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY
                                       REPRESENTATION TO THE CONTRARY IS A
                                       CRIMINAL OFFENSE.

                                       [JPMORGAN FLEMING LOGO]
                                       Asset Management

Bond Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

California Bond Fund. . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

U.S. Equity Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

Fleming International Opportunities Fund . . . . . . . . . . . . . . . . . 19

Who May Want to Invest . . . . . . . . . . . . . . . . . . . . . . . . . . 25

The Funds' Management and Administration . . . . . . . . . . . . . . . . . 26

How Your Account Works . . . . . . . . . . . . . . . . . . . . . . . . . . 27

Buying Fund Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29

Selling Fund Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . 30

Other Information Concerning the Funds . . . . . . . . . . . . . . . . . . 32

Distributions and Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . 33

Shareholder Services . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

Risk and Reward Elements for Fixed Income Funds. . . . . . . . . . . . . . 36

Risk and Reward Elements for U.S. Equity Fund. . . . . . . . . . . . . . . 38

Risk and Reward Elements for
   Fleming International Opportunities Fund. . . . . . . . . . . . . . . . 40

What the Terms Mean. . . . . . . . . . . . . . . . . . . . . . . . . . . . 42

How To Reach Us. . . . . . . . . . . . . . . . . . . . . . . . . . Back cover

--------------------------------------------------------------------------------
JPMORGAN BOND FUND

THE FUND'S OBJECTIVE

The Fund's seeks to provide high total return consistent with moderate risk of capital and maintenance of liquidity.

THE FUND'S MAIN
INVESTMENT STRATEGY

The Fund invests primarily in fixed income securities, including U.S. government and agency securities, corporate bonds, private placements, asset-backed and mortgage-backed securities, that it believes have the potential to provide a high total return over time. These securities may be of any maturity, but under normal market conditions the management team will keep the Fund's duration within one year of that of the Salomon Smith Barney Broad Investment Grade Bond Index (currently about five years).

Up to 25% of assets may be invested in foreign securities, including 20% in debt securities denominated in foreign currencies of developed countries. The Fund typically hedges its non-dollar investments back to the U.S. dollar. At least 75% of assets must be invested in securities that, at the time of purchase, are rated investment-grade (BBB/Baa or better) or are the unrated equivalent, including at least 65% A or better. No more than 25% of assets may be invested in securities rated B or BB.

In managing the Fund, the adviser, J.P. Morgan Investment Management Inc., employs a three-step process that combines sector allocation, fundamental research for identifying portfolio securities, and duration management.

The sector allocation team meets monthly, analyzing the fundamentals of a broad range of sectors in which the Fund may invest. The team seeks to enhance performance and manage risk by underweighting or overweighting sectors.

Relying on the insights of different specialists, including credit analysts, quantitative researchers, and dedicated fixed income traders, the portfolio managers make buy and sell decisions according to the Fund's goal and strategy.

Forecasting teams use fundamental economic factors to develop strategic forecasts of the direction of interest rates. Based on these forecasts, strategists establish the Fund's target duration, a common measurement of a security's sensitivity to interest rate movements. The Fund's target duration typically remains relatively close to the duration of the market as a whole, as represented by the Fund's benchmark. The strategists closely monitor the Fund and make tactical adjustments as necessary.

The Fund may invest in mortgage-related securities issued by governmental entities and private issuers. These may include investments in collateralized mortgage obligations and principal-only and interest-only stripped mortgage-backed securities.

[SIDENOTE]
BEFORE YOU INVEST

INVESTORS CONSIDERING THE FUND SHOULD UNDERSTAND THAT:

-    THERE IS NO ASSURANCE THAT THE FUND WILL MEET ITS INVESTMENT OBJECTIVE.

-    THE FUND DOES NOT REPRESENT A COMPLETE INVESTMENT PROGRAM.

FREQUENCY OF TRADING

HOW FREQUENTLY THE FUND BUYS AND SELLS SECURITIES WILL VARY FROM YEAR TO YEAR, DEPENDING ON MARKET CONDITIONS.

JPMORGAN BOND FUND
--------------------------------------------------------------------------------

The Fund may enter into "dollar rolls," in which the Fund sells mortgage-backed securities and at the same time contracts to buy back very similar securities on a future date. It may also buy asset-backed securities. These receive a stream of income from a particular asset, such as credit card receivables.

The Fund may purchase participations in loans arranged through private negotiations between a borrower and one or more banks or other financial institutions. These loans can have fixed, floating or variable interest rates. The Fund may also invest in collateralized bond obligations.

The Fund may invest in floating rate securities, whose interest rate adjusts automatically whenever a specified interest rate changes.

The Fund may also invest in high-quality, short-term money market instruments, repurchase agreements and derivatives, which are investments that have a value based on another investment, exchange rate or index. The Fund may use derivatives to hedge various investments and for risk management.

The Fund may change any of these investment policies (including its investment objective) without shareholder approval.

THE FUND'S MAIN
INVESTMENT RISKS

All mutual funds carry a certain amount of risk. You may lose money on your investment in the Fund. Here are some specific risks of investing in the Fund.

The Fund may not achieve its objective if the adviser's expectations regarding particular securities or markets are not met.

The value of debt securities tends to fall when prevailing interest rates rise. Such a drop in value could be worse if the Fund invests a larger portion of its assets in debt securities with longer maturities. Long-term debt securities are more sensitive to interest rate changes than other fixed-income securities. Note that conversely the value of fixed-income investments tends to increase when prevailing interest rates fall.

High-yield debt securities may carry greater risks than securities which have higher credit ratings, including a high risk of default. The yields of lower-rated securities will move up and down over time. The credit rating of a high-yield security evaluates the ability of the issuer to make principal and interest or dividend payments; it does not necessarily address its market value risk. Ratings and market value may change, positively or negatively, from time to time to reflect new developments regarding the issuer.

Companies which issue high-yield securities are often young and growing and have a lot of debt. High-yield securities are considered speculative, meaning there is a significant risk that the issuer may not be able to repay principal or pay interest or dividends on time. In addition, the issuer's other creditors may have the right to be paid before holders of the high-yield security.

During an economic downturn, a period of rising interest rates or a recession, issuers of high-yield securities that have a lot of debt may experience financial problems. They may not have enough cash to make their payments. An economic down

                                                              JPMORGAN BOND FUND
--------------------------------------------------------------------------------

turn could also hurt the market for lower-rated securities and the Fund.

The market for high-yield securities is not as liquid as the markets for higher rated securities. This means that it may be harder to sell high-yield securities, especially on short notice. The market could also be hurt by legal or tax changes.

The costs of investing in the high-yield market are usually higher than investing in investment grade securities. The Fund has to spend more money for investment research and commissions.

Securities which are rated Baa by Moody's or BBB by S&P may have fewer protective provisions and are generally more risky than higher rated securities. The issuer may have trouble making principal and interest payments when difficult economic conditions exist.

Since the Fund may invest a portion of its assets in securities issued, denominated and traded in foreign currencies, the value of the Fund's foreign holdings can be affected by currency exchange rates and exchange control regulations. Investments in foreign securities may be affected by political, social and economic instability. Some securities may be harder to trade without incurring a loss and may be difficult to convert into cash. There may be less public information available, differing settlement procedures, or regulations and standards that do not match U.S. standards. Some countries may nationalize or expropriate assets or impose exchange controls. These risks increase when investing in issuers located in emerging markets.

When the Fund invests in mortgage-related securities, the value of the Fund could change more often and to a greater degree than if it did not buy mortgage-backed securities. The prepayment features on some mortgage-related securities make them more sensitive to interest rate changes.

Mortgage-related securities are subject to scheduled and unscheduled principal payments as property owners pay down or prepay their mortgages. As these payments are received, they must be reinvested when interest rates may be lower than on the original mortgage security. When interest rates are rising, the value of fixed-income securities with prepayment features are likely to decrease as much or more than securities without prepayment features. In addition, the value of mortgage-related securities with prepayment features may not increase as much as other fixed-income securities when interest rates fall.

Collateral mortgage obligations are issued in multiple classes, and each class may have its own interest rate and/or final payment date. A class with an earlier final payment date may have certain preferences in receiving principal payments or earning interest. As a result, the value of some classes in which the Fund invests may be more volatile and may be subject to higher risk of nonpayment.

The value of interest-only and principal-only mortgage backed securities is more volatile than other types of mortgage-related securities. They are very sensitive not only to changes in interest rates, but also to the rate of prepayments. A rapid or unexpected increase in prepayments can significantly depress the price of interest-only securities, while a rapid or unexpected decrease could have the same effect on principal-only securities. In addition, these instruments may be illiquid.

[SIDENOTE]

INVESTMENTS IN THE FUND ARE NOT BANK DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY.

JPMORGAN BOND FUND
--------------------------------------------------------------------------------

The market for loan participations may not be highly liquid and the Fund may have difficulty selling them. When it buys them, the Fund typically is entitled to receive payment from the lender only, and not the underlying borrower. These investments expose the Fund to the risk of investing in both the financial institution and the underlying borrower.

Collateralized bond obligations typically are separated into different classes. Each class represents a different degree of credit quality, with lower classes having greater risk but higher interest rates. The bottom class usually does not have a stated interest rate. Instead, it receives whatever is left after all the higher classes have been paid. As a result, the value of some classes in which the Fund invests may be more volatile.

Certain securities which the Fund may hold, such as stripped obligations and zero coupon securities, are more sensitive to changes in interest rates than ordinary interest-paying securities.

As a result, they may be more volatile than other types of investments.

Some asset-backed securities may have additional risk because they may receive little or no collateral protection from the underlying assets.

If the interest rate on floating rate securities falls, the Fund's yield may decline and it may lose the opportunity for capital appreciation.

Dollar rolls, forward commitments, repurchase agreements and reverse repurchase agreements involve some risk to the Fund if the other party does not fulfill its part of the agreement.

Derivatives may be riskier than other types of investments because they may be more sensitive to changes in economic conditions than other types of investments.

If the Fund departs from its investment policies during temporary defensive periods, it may not achieve its investment objective.

                                                              JPMORGAN BOND FUND
--------------------------------------------------------------------------------

THE FUND'S PAST PERFORMANCE (UNAUDITED)

This section shows the Fund's performance record with respect to the Fund's Institutional Class Shares. Prior to the date of this prospectus, the Fund had only one class of shares, and operated in a master-feeder structure. As of the date of this prospectus, the Fund's existing share class will be re-named "Institutional" and Class A and Class B Shares will be introduced. The bar chart shows how the performance of the Fund's shares has varied from calendar year to calendar year over the life of the Fund. This provides some indication of the risks of investing in the Fund. The table shows the average annual total returns for the past one year, five years and ten years (or if less than such periods, the life of the Fund). It compares that performance to the Salomon Smith Barney Broad Investment Grade Bond Index, a widely recognized market benchmark. During these periods, the actual returns of Class A and B Shares would have been lower than shown because Class A and B Shares have higher expenses than Institutional Class Shares.

The performance figures in the bar chart and table also do not reflect any deduction for the front-end sales load which is assessed on Class A Shares. If the load were reflected, the performance figures would have been lower.

Past performance does not predict how any class of the Fund will perform in the future.

The calculations assume that all dividends and distributions are reinvested in the Fund. Some of the companies that provide services to the Fund have in the past agreed not to collect some expenses and to reimburse others. Without these agreements, the performance figures would be lower than those shown.

THE FUND'S YEAR-TO-DATE TOTAL RETURN AS OF 3/31/01 WAS 2.87%

AVERAGE ANNUAL TOTAL RETURN (%)

Shows performance over time, for periods ended December 31, 2000(1)

                                 PAST 1 YR.    PAST 5 YRS.    PAST 10 YRS.
--------------------------------------------------------------------------------
 BOND FUND
 (AFTER EXPENSES)                   10.93          6.02           7.45
--------------------------------------------------------------------------------
 SALOMON SMITH BARNEY BROAD
 INVESTMENT GRADE BOND INDEX
 (NO EXPENSES)                      11.59          6.45           8.00
--------------------------------------------------------------------------------

(1) THE FUND COMMENCED OPERATIONS ON 7/26/93. RETURNS FOR THE PERIOD 1/1/90 THROUGH 7/31/93 REFLECT PERFORMANCE OF THE PIERPONT BOND FUND, THE FUND'S PREDECESSOR.

(2) THE FUND'S FISCAL YEAR END IS 10/31.

[SIDENOTE]

YEAR-BY-YEAR RETURNS(1,2)

[CHART]

1991        13.45%
1992         6.53%
1993         9.98%
1994        (2.68)%
1995        18.42%
1996         3.30%
1997         9.29%
1998         7.54%
1999        (0.55)%
2000        10.93%

BEST QUARTER                 6.30%
----------------------------------
                 2nd quarter, 1995
----------------------------------
WORST QUARTER               -2.38%
----------------------------------
                 1st quarter, 1994
----------------------------------

JPMORGAN BOND FUND
--------------------------------------------------------------------------------

ESTIMATED INVESTOR EXPENSES FOR CLASS A AND CLASS B SHARES

The sales charges and estimated expenses of Classes A and B before and after reimbursement are shown below. Class A and Class B generally have no exchange fees, although some institutions may charge you a fee for shares you buy through them.

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT):

                           MAXIMUM SALES CHARGE        MAXIMUM DEFERRED SALES
                           (LOAD) WHEN YOU BUY         CHARGE (LOAD) SHOWN AS
                           SHARES, SHOWN AS % OF THE   LOWER OF ORIGINAL PURCHASE
                           OFFERING PRICE*             PRICE OR REDEMPTION PROCEEDS
------------------------------------------------------------------------------------
 CLASS A SHARES            4.50%                       NONE
------------------------------------------------------------------------------------
 CLASS B SHARES            NONE                        5.00%
------------------------------------------------------------------------------------

* THE OFFERING PRICE IS THE NET ASSET VALUE OF THE SHARES PURCHASED PLUS ANY SALES CHARGE.

ESTIMATED ANNUAL OPERATING EXPENSES (%) (EXPENSES THAT ARE DEDUCTED FROM CLASS A AND CLASS B ASSETS)

                                               SHARE-
                                DISTRIBUTION   HOLDER                  TOTAL       FEE WAIVER
                   MANAGEMENT   (RULE 12B-1)   SERVICE   OTHER         OPERATING   AND EXPENSE        NET
                   FEES         FEES           FEES      EXPENSES(3)   EXPENSES    REIMBURSEMENT(4)   EXPENSES(4)
------------------------------------------------------------------------------------------------------------------
 CLASS A SHARES      0.30%         0.25%        0.25%      0.35%         1.15%          0.40%            0.75%
------------------------------------------------------------------------------------------------------------------
 CLASS B SHARES      0.30%         0.75%        0.25%      0.35%         1.65%          0.15%            1.50%
------------------------------------------------------------------------------------------------------------------

(3)  "OTHER EXPENSES" ARE BASED ON ESTIMATED AMOUNTS FOR THE CURRENT FISCAL
     YEAR.
(4) REFLECTS A WRITTEN AGREEMENT PURSUANT TO WHICH JPMORGAN CHASE AGREES THAT IT OR ONE OF ITS AFFILIATES WILL REIMBURSE THE FUND TO THE EXTENT TOTAL OPERATING EXPENSES OF CLASS A AND CLASS B (EXCLUDING INTEREST, TAXES AND EXTRAORDINARY EXPENSES AND EXPENSES RELATED TO THE DEFERRED COMPENSATION
     PLAN) EXCEED 0.75% AND 1.50%, RESPECTIVELY, OF THEIR AVERAGE DAILY NET ASSETS FOR ONE YEAR.

EXPENSE EXAMPLE(4) The example below is intended to help you compare the cost of investing in Class A and Class B with the cost of investing in other mutual funds. The example assumes:

-    $10,000 initial investment

-    5% return each year

-    net expenses for one year and total operating expenses thereafter, and

-    all shares sold at the end of each time period.

The example is for comparison only; the actual return of Class A and Class B and your actual costs may be higher or lower.

                                                              JPMORGAN BOND FUND
--------------------------------------------------------------------------------

IF YOU SELL YOUR SHARES YOUR COSTS WOULD BE:

                                                       1 YEAR      3 YEARS
-------------------------------------------------------------------------------
 CLASS A SHARES*                                       $523        $761
-------------------------------------------------------------------------------
 CLASS B SHARES**                                      $653        $806
-------------------------------------------------------------------------------

IF YOU DON'T SELL YOUR SHARES YOUR COSTS WOULD BE:

                                                       1 YEAR      3 YEARS
-------------------------------------------------------------------------------
 CLASS B SHARES                                        $153        $506
-------------------------------------------------------------------------------

 *  ASSUMES SALES CHARGE IS DEDUCTED WHEN SHARES ARE PURCHASED.

**  ASSUMES APPLICABLE DEFERRED SALES CHARGE IS DEDUCTED WHEN SHARES ARE SOLD.

------------------------------------------------------------------------------
JPMORGAN CALIFORNIA BOND FUND


THE FUND'S OBJECTIVE

The Fund seeks to provide high after-tax total return for California residents consistent with moderate risk of capital.

THE FUND'S MAIN
INVESTMENT STRATEGY

The Fund invests primarily in California municipal securities that it believes have the potential to provide high current income which is free from federal and state personal income taxes for California residents. California municipal securities are those issued by the State of California, its political subdivisions, authorities and corporations.

Because the Fund's goal is high after-tax total return rather than high tax-exempt income, the Fund may invest to a limited extent in securities of other states or territories. To the extent that the Fund invests in municipal securities of other states, the income from such securities would be free from federal personal income taxes for California residents but would be subject to California state personal income taxes. For non-California residents, the income from California municipal securities is free from federal personal income taxes only. The Fund may also invest in taxable securities.

The Fund's securities may be of any maturity, but under normal market conditions the Fund's duration will generally range between three and ten years, similar to that of the Lehman Brothers California Competitive Intermediate Bond Index (1-17) (currently 5.42 years).

At least 90% of assets must be invested in securities that, at the time of purchase, are rated investment-grade (BBB/Baa or better) or are the unrated equivalent. No more than 10% of assets may be invested in securities rated B or BB.

In managing the Fund, the adviser, J.P. Morgan Investment Management Inc., employs a three-step process that combines sector allocation, fundamental research for identifying portfolio securities, and duration management.

The sector allocation team meets monthly, analyzing the fundamentals of a broad range of sectors in which the Fund may invest. The team seeks to enhance performance and manage risk by underweighting or overweighting sectors.

Relying on the insights of different specialists, including credit analysts, quantitative researchers, and dedicated fixed income traders, the portfolio managers make buy and sell decisions according to the Fund's goal and strategy.

Forecasting teams use fundamental economic factors to develop strategic forecasts of the direction of interest rates. Based on these forecasts, strategists establish the Fund's largest duration, a common measurement of a security's sensitivity to interest rate movements. The Fund's target duration typically remains relatively close to the duration of the market as a whole, as represented by the Fund's benchmark. The strategists closely monitor the Fund and make tactical adjustments as necessary.

[SIDENOTE]
BEFORE YOU INVEST

INVESTORS CONSIDERING THE FUND SHOULD UNDERSTAND THAT:
-    THERE IS NO ASSURANCE THAT THE FUND WILL MEET ITS INVESTMENT OBJECTIVE.
-    THE FUND DOES NOT REPRESENT A COMPLETE INVESTMENT PROGRAM.

FREQUENCY OF TRADING
HOW FREQUENTLY THE FUND BUYS AND SELLS SECURITIES WILL VARY FROM YEAR TO YEAR, DEPENDING ON MARKET CONDITIONS.

                                                   JPMORGAN CALIFORNIA BOND FUND
-------------------------------------------------------------------------------

The Fund may also invest in derivatives, inverse floaters and interest rate caps, zero coupon securities and forward commitments. These instruments may be used to hedge various investments and for risk management. Derivatives, which are financial instruments whose value is based on another security, index or exchange rate, might also be used.

The Fund may invest in money market Instruments to increase its ability to easily convert investments into cash without losing a significant amount of money in the process.

The Fund may also invest in municipal lease obligations. These allow participation in municipal lease agreements or installment purchase contracts.

There may be times when there are not enough municipal securities available to meet the Fund's needs. On these occasions, the Fund may invest in securities that may be subject to federal income tax.

The Fund may change any of its non-fundamental investment policies (including its investment objective) without shareholder approval.

THE FUND'S MAIN
INVESTMENT RISKS
All mutual funds carry a certain amount of risk. You may lose money on your investment in the Fund. Here are some specific risks of investing in the Fund.

The principal value of fixed-income investments tends to fall when prevailing interest rates rise.

The Fund invests primarily in the State of California and its municipalities and public authorities. If the state or any of these local government bodies gets into financial difficulties, it could have trouble making interest and principal payments. This would diminish the Fund's returns and its ability to preserve capital and liquidity. Some California municipalities, as well as the State of California and certain counties, have recently encountered financial difficulties. Orange County, for instance, previously defaulted on its debt. If the Fund invests more than 5% of its assets in any one municipality, this risk could increase.

Under some circumstances, municipal obligations might not pay interest unless the state or municipal legislature authorizes money for this purpose. Some securities, such as municipal lease obligations, carry additional risks. For example, they may be difficult to trade or interest payments may be tied only to a specific stream of revenue.

The Fund may invest in securities whose interest is subject to the federal alternative minimum tax. Consult your tax professional for more information.

High-yield debt securities may carry greater risks than securities which have higher credit ratings, including a high risk of default. Companies which issue high-yield securities are often young and growing and have a lot of debt. High-yield securities are considered speculative, meaning there is a significant risk that the issuer may not be able to repay principal or pay interest or dividends on time.

The market for high-yield securities is not as liquid as the markets for higher rated securities. This means that it may

JPMORGAN CALIFORNIA BOND FUND
-------------------------------------------------------------------------------

be harder to sell high-yield securities, especially on short notice. The market could also be hurt by legal or tax changes.

Securities which are rated Baa by Moody's or BBB by S&P may have fewer protective provisions and are generally more risky than higher rated securities. The issuer may have trouble making principal and interest payments when difficult economic conditions exist.

The value of zero coupon securities, inverse floaters and interest rate caps tends to fluctuate according to interest rate changes significantly more than the value of ordinary interest-paying debt securities. The price of a security with an interest rate cap will change more often and to a greater degree than a municipal security without one.

A forward commitment could lose value if the underlying security falls in value before the settlement date or if the other party fails to meet its obligations to complete the transaction.

Derivatives may be more risky than other types of investments because they may respond more to changes in economic conditions than other types of investments.

The Fund is not diversified. It may invest a greater percentage of its assets in a particular issuer or group of issuers than a diversified fund would. That makes the value of its shares more sensitive to economic problems among those issuing the securities. In addition, more than 25% of the Fund's total assets may be invested in securities that rely on similar projects for their income stream. As a result, the Fund could be more susceptible to developments that affect those projects.

[SIDENOTE]

INVESTMENTS IN THE FUND ARE NOT BANK DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY.

                                                  JPMORGAN CALIFORNIA BOND FUND
-------------------------------------------------------------------------------

THE FUND'S PAST PERFORMANCE (UNAUDITED)

This section shows the Fund's performance record with respect to the Fund's Select Class Shares. Prior to the date of this prospectus, the Fund had two classes of shares (Select and Institutional). As of the date of this prospectus, Class A Shares will be introduced. The bar chart shows how the performance of the Fund's shares has varied from calendar year to calendar year over the life of the Fund. This provides some indication of the risks of investing in the Fund. The table shows the average annual total returns for the past one year, five years and ten years (or if less than such periods, the life of the Fund). It compares that performance to the Lehman Brothers 1-16 Year Municipal Bond Index and the Lehman Brothers California Competitive Intermediate Bond Index (1-17), widely recognized market benchmarks. During these periods, the actual returns of Class A Shares would have been lower than shown because Class A Shares have higher expenses than Select Class Shares. The performance figures in the bar chart and table also do not reflect any deduction for the front-end sales load which is assessed on Class A Shares. If the load were reflected, the performance figures would have been lower.

Past performance does not predict how any class of the Fund will perform in the future.

The calculations assume that all dividends and distributions are reinvested in the Fund. Some of the companies that provide services to the Fund have in the past agreed not to collect some expenses and to reimburse others. Without these agreements, the performance figures would be lower than those shown.

YEAR-BY-YEAR RETURNS(1,2)

[CHART]

           1997          7.61%
           1998          5.48%
           1999        (0.78)%
           2000         10.14%
------------------------------
 BEST QUARTER            3.46%
------------------------------
            3rd quarter, 1998
------------------------------
 WORST QUARTER          -2.02%
------------------------------
            2nd quarter, 1999
------------------------------

THE FUND'S YEAR-TO-DATE TOTAL RETURN AS OF 3/31/01 WAS 1.71%

JPMORGAN CALIFORNIA BOND FUND
-------------------------------------------------------------------------------

AVERAGE ANNUAL TOTAL RETURN (%)
Shows performance over time, for period ended December 31, 2000(1)

                                                    PAST 1 YR.    LIFE OF FUND
------------------------------------------------------------------------------
CALIFORNIA BOND FUND (AFTER EXPENSES)                 10.14         5.53
------------------------------------------------------------------------------
LEHMAN BROTHERS CALIFORNIA COMPETITIVE
INTERMEDIATE BOND INDEX (1-17)*(NO EXPENSES)           9.70         5.93
------------------------------------------------------------------------------
LEHMAN BROTHERS 1-16 YEAR MUNICIPAL
BOND INDEX*(NO EXPENSES)                               9.32         5.81
------------------------------------------------------------------------------

(1) THE FUND COMMENCED OPERATIONS ON 4/21/97 AND RETURNS REFLECT THE PERFORMANCE OF THE FUND FROM 5/1/97 FORWARD. FOR THE PERIOD FROM 1/1/97 THROUGH 4/30/97, RETURNS REFLECT PERFORMANCE OF J.P. MORGAN CALIFORNIA BOND
     FUND: INSTITUTIONAL SHARES, A SEPARATE CLASS OF SHARES. PERFORMANCE DURING THIS PERIOD REFLECTS OPERATING EXPENSES WHICH ARE LOWER THAN THOSE OF
     CLASS A SHARES. ACCORDINGLY, PERFORMANCE RETURNS FOR CLASS A SHARES OF
     THE FUND WOULD HAVE BEEN LOWER IF AN INVESTMENT HAD BEEN MADE IN THE FUND DURING THE SAME TIME PERIOD.

(2)  THE FUND'S FISCAL YEAR END IS 4/30.

(*) PREVIOUSLY THE FUND HAD USED THE LEHMAN BROTHERS 1-16 YEAR MUNICIPAL BOND INDEX, WHICH IS COMPOSED OF TAX-EXEMPT SECURITIES OF VARIOUS STATES AND MEASURES OVERALL TAX-EXEMPT BOND MARKET PERFORMANCE, AS A COMPARATIVE BROAD-BASED SECURITIES MARKET INDEX. THE FUND HAS CHOSEN THE LEHMAN BROTHERS CALIFORNIA COMPETITIVE INTERMEDIATE BOND INDEX (1-17) AS ITS
     NEW BENCHMARK BECUASE IT MEASURES CALIFORNIA TAX-EXEMPT BOND MARKET PERFORMANCE AND REFLECTS THE UNIVERSE OF SECURITIES IN WHICH THE FUND INVESTS.

                                                 JPMORGAN CALIFORNIA BOND FUND
------------------------------------------------------------------------------

ESTIMATED INVESTOR EXPENSES FOR CLASS A SHARES
The sales charges and estimated expenses of Class A before and after reimbursement are shown below. Class A has no redemption fees and generally has no exchange fees, although some institutions may charge you a fee for shares you buy through them.

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)

                           MAXIMUM SALES CHARGE   MAXIMUM DEFERRED SALES
                           (LOAD) WHEN YOU BUY    CHARGE (LOAD) SHOWN AS
                           SHARES, SHOWN AS % OF  LOWER OF ORIGINAL PURCHASE
                           THE OFFERING PRICE*    PRICE OR REDEMPTION PROCEEDS
------------------------------------------------------------------------------
 CLASS A SHARES            4.50%                  NONE
------------------------------------------------------------------------------

* THE OFFERING PRICE IS THE NET ASSET VALUE OF THE SHARES PURCHASED PLUS ANY SALES CHARGE.

ESTIMATED ANNUAL OPERATING EXPENSES (%) (EXPENSES THAT ARE DEDUCTED FROM CLASS A ASSETS)


                                                SHARE-
                                 DISTRIBUTION   HOLDER                   TOTAL       FEE WAIVER
                    MANAGEMENT   (RULE 12B-1)   SERVICE      OTHER       OPERATING   AND EXPENSE         NET
                    FEES         FEES           FEES         EXPENSES(3) EXPENSES    REIMBURSEMENT(4)    EXPENSES(4)
--------------------------------------------------------------------------------------------------------------------
 CLASS A SHARES    0.30%          0.25%          0.25%        0.42%       1.22%       0.62%               0.60%
--------------------------------------------------------------------------------------------------------------------

EXPENSE EXAMPLE(4) The example below is intended to help you compare the cost of investing in Class A with the cost of investing in other mutual funds. The example assumes:

-    $10,000 initial investment

-    5% return each year

-    net expenses for one year and total operating expenses thereafter, and

-    all shares sold at the end of each time period.

The example is for comparison only; the actual return of Class A and your actual costs may be higher or lower.

                                              1 YR.       3 YRS.
-------------------------------------------------------------------------
CLASS A SHARES*                               509         761
-------------------------------------------------------------------------

*    ASSUMES SALES CHARGE IS DEDUCTED WHEN SHARES ARE PURCHASED.

(3)  "OTHER EXPENSES" ARE BASED ON ESTIMATED AMOUNTS FOR THE CURRENT FISCAL
     YEAR.

(4) REFLECTS A WRITTEN AGREEMENT PURSUANT TO WHICH JPMORGAN CHASE AGREES THAT IT OR ONE OF ITS AFFILIATES WILL REIMBURSE THE FUND TO THE EXTENT TOTAL OPERATING EXPENSES OF CLASS A (EXCLUDING INTEREST, TAXES AND EXTRAORDINARY EXPENSES AND EXPENSES RELATED TO THE DEFERRED COMPENSATION PLAN) EXCEED 0.60% OF ITS AVERAGE DAILY NET ASSETS FOR ONE YEAR.

------------------------------------------------------------------------------
JPMORGAN U.S. EQUITY FUND

THE FUND'S OBJECTIVE

The Fund seeks to provide high total return from a portfolio of selected equity securities.

THE FUND'S MAIN
INVESTMENT STRATEGY
The Fund invests primarily in large- and medium-capitalization U.S. companies. Industry by industry, the Fund's weightings are similar to those of the Standard & Poor's 500 Stock Index (S&P 500). The Fund can moderately underweight or overweight industries when it believes it will benefit performance.

Within each industry, the Fund focuses on those stocks that it considers most undervalued. The Fund generally considers selling stocks that appear overvalued.

By emphasizing undervalued stocks, the Fund seeks to produce returns that exceed those of the S&P 500. At the same time, by controlling the industry weightings of the Fund so they can differ only moderately from the industry weightings of the S&P 500, the Fund seeks to limit its volatility to that of the overall market, as represented by this index.

In managing the Fund, the adviser, J.P. Morgan Investment Management Inc., employs a three-step process that combines research, valuation and stock selection.

The adviser takes an in-depth look at company prospects over a relatively long period -- often as much as five years -- rather than focusing on near-term expectations. This approach is designed to provide insight into a company's real growth potential. The adviser's in-house research is developed by an extensive worldwide network of over 80 career equity analysts. The team of analysts dedicated to U.S. equities includes more than 35 members, with an average of over ten years of experience.

The research findings allow the adviser to rank the companies in each industry group according to their relative value. The greater a company's estimated worth compared to the current market price of its stock, the more undervalued the company. The valuation rankings are produced with the help of a variety of models that quantify the research team's findings.

The Fund buys and sells stocks according to its own policies, using the research and valuation rankings as a basis. In general, the management team buys stocks that are identified as undervalued and considers selling them when they appear overvalued. Along with attractive valuation, the managers often consider a number of other criteria:

-    catalysts that could trigger a rise in a stock's price

-    high potential reward compared to potential risk

-    temporary mispricings caused by market overreactions

[SIDENOTE]
BEFORE YOU INVEST

INVESTORS CONSIDERING THE FUND SHOULD UNDERSTAND THAT:

-    THERE IS NO ASSURANCE THAT THE FUND WILL MEET ITS INVESTMENT OBJECTIVE.

-    THE FUND DOES NOT REPRESENT A COMPLETE INVESTMENT PROGRAM.

FREQUENCY OF TRADING

HOW FREQUENTLY THE FUND BUYS AND SELLS SECURITIES WILL VARY FROM YEAR TO YEAR, DEPENDING ON MARKET CONDITIONS.

                                                      JPMORGAN U.S. EQUITY FUND
-------------------------------------------------------------------------------

When the adviser wishes to limit the Fund's equity investments because of adverse market conditions, the Fund may temporarily invest any amount in investment-grade debt securities.

The Fund may invest any portion of its assets that isn't in stocks or fixed-income securities in high-quality money market instruments and repurchase agreements. To temporarily defend its assets, the Fund may put any amount of its assets in these types of investments.

The Fund may invest in derivatives, which are financial instruments whose value is based on another security, index or exchange rate. The Fund may use derivatives to hedge various investments and for risk management.

The Fund may change any of these investment policies (including its investment objective) without shareholder approval.

THE FUND'S MAIN
INVESTMENT RISKS

All mutual funds carry a certain amount of risk. You may lose money on your investment in the Fund. Here are some of the specific risks of investing in the Fund.

The value of shares of the Fund will be influenced by conditions in stock markets as well as the performance of the companies selected for the Fund's portfolio.

The Fund may invest in mid-capitalization companies. The securities of mid-capitalization companies may trade less frequently and in smaller volumes than securities of larger, more established companies. As a result, share price changes may be more sudden or more erratic. Mid-sized companies may have limited product lines, markets or financial resources, and they may depend on a small management group.

The market value of convertible securities and debt securities tends to decline as interest rates increase. Such a drop could be worse if the Fund invests a larger portion of its assets in debt securities with longer maturities. The value of convertible securities also tends to change whenever the market value of the underlying common or preferred stock fluctuates.

If the Fund invests a substantial portion of its assets in money market instruments, repurchase agreements and U.S. government obligations, including where the Fund is investing for temporary defensive purposes, it could reduce the Fund's potential return.

Derivatives may be more risky than other types of investments because they may respond more to changes in economic conditions than other types of investments.

[SIDENOTE]
INVESTMENTS IN THE FUND ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY.

JPMORGAN U.S. EQUITY FUND
-------------------------------------------------------------------------------

THE FUND'S PAST PERFORMANCE (UNAUDITED)
This section shows the Fund's performance record with respect to the Fund's Institutional Class Shares. Prior to the date of this prospectus, the Fund had only one class of shares, and operated in a master-feeder structure. As of the date of this prospectus, the Fund's existing share class will be re-named "Institutional" and Class A, B and C Shares will be introduced. The bar chart shows how the performance of the Fund's shares has varied from calendar year to calendar year over the life of the Fund. This provides some indication of the risks of investing in the Fund. The table shows the average annual total returns for the past one year, five years and ten years (or if less than such periods, the life of the Fund). It compares that performance to the S&P 500 Index, a widely recognized market benchmark. During these periods, the actual returns of Class A, B and C Shares would have been lower than shown because Class A, B and C Shares have higher expenses than Institutional Class Shares. The performance figures in the bar chart and table also do not reflect any deduction for the front-end sales load which is assessed on Class A Shares. If the load were reflected, the performance figures would have been lower.

Past performance does not predict how any class of the Fund will perform in the future.

The calculations assume that all dividends and distributions are reinvested in the Fund. Some of the companies that provide services to the Fund have in the past agreed not to collect some expenses and to reimburse others. Without these agreements, the performance figures would be lower than those shown.

THE FUND'S YEAR-TO-DATE TOTAL RETURN AS
OF 3/31/01 WAS -12.88%


YEAR-BY-YEAR RETURNS(1,2)

[CHART]

1991         34.12%
1992          8.73%
1993         11.06%
1994        (0.32)%
1995         32.83%
1996         21.22%
1997         28.58%
1998         24.79%
1999         14.88%
2000        (6.37)%

BEST QUARTER            21.46%

            4th quarter, 1998
WORST QUARTER          -17.97%
            3rd quarter, 1998

AVERAGE ANNUAL TOTAL RETURN (%)

Shows performance over time, for periods ended December 31, 2000(1)

                                           PAST 1 YR. PAST 5 YRS.  PAST 10 YRS.
-------------------------------------------------------------------------------
 U.S. EQUITY FUND
 (AFTER EXPENSES)                           -6.37      15.91        16.19
-------------------------------------------------------------------------------
 S&P 500 INDEX (NO EXPENSES)                -9.11      18.33        17.46
-------------------------------------------------------------------------------

(1) THE FUND COMMENCED OPERATIONS ON 9/17/93. FOR THE PERIOD 1/1/90 THROUGH 9/30/93, RETURNS REFLECT PERFORMANCE OF THE PIERPONT EQUITY FUND, THE PREDECESSOR OF THE FUND.

(2)  THE FUND'S FISCAL YEAR END IS 5/31.

                                                       JPMORGAN U.S. EQUITY FUND
-------------------------------------------------------------------------------

ESTIMATED INVESTOR EXPENSES FOR CLASS A, B AND C SHARES
The sales charges and estimated expenses of Classes A, B and C before and after reimbursement are shown below. Class A, Class B and Class C generally have no exchange fees, although some institutions may charge you a fee for shares you buy through them.

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)

                           MAXIMUM SALES CHARGE        MAXIMUM DEFERRED SALES
                           (LOAD) WHEN YOU BUY         CHARGE (LOAD) SHOWN AS
                           SHARES, SHOWN AS % OF THE   LOWER OF ORIGINAL PURCHASE
                           OFFERING PRICE*             PRICE OR REDEMPTION PROCEEDS
-------------------------------------------------------------------------------
 CLASS A SHARES            5.75%                       NONE
-------------------------------------------------------------------------------
 CLASS B SHARES            NONE                        5.00%
-------------------------------------------------------------------------------
 CLASS C SHARES            NONE                        1.00%
-------------------------------------------------------------------------------

* THE OFFERING PRICE IS THE NET ASSET VALUE OF THE SHARES PURCHASED PLUS ANY SALES CHARGE.

ESTIMATED ANNUAL OPERATING EXPENSES (%) (EXPENSES THAT ARE DEDUCTED FROM CLASS A, CLASS B AND CLASS C ASSETS)

                                              SHARE-
                               DISTRIBUTION   HOLDER               TOTAL       FEE WAIVER
                   MANAGEMENT  (RULE 12B-1)   SERVICE  OTHER       OPERATING   AND EXPENSE       NET
                   FEES        FEES           FEES     EXPENSES(3) EXPENSES    REIMBURSEMENT(4)  EXPENSES(4)
-------------------------------------------------------------------------------------------------------------
 CLASS A SHARES    0.40%       0.25%          0.25%    0.45%       1.35%       0.30%             1.05%
-------------------------------------------------------------------------------------------------------------
 CLASS B SHARES    0.40%       0.75%          0.25%    0.45%       1.85%       0.10%             1.75%
-------------------------------------------------------------------------------------------------------------
 CLASS C SHARES    0.40%       0.75%          0.25%    0.45%       1.85%       0.10%             1.75%
-------------------------------------------------------------------------------------------------------------

JPMORGAN U.S. EQUITY FUND
-------------------------------------------------------------------------------

EXPENSE EXAMPLE(4) The example below is intended to help you compare the cost of investing in Classes A, B and C with the cost of investing in other mutual funds. The example assumes:

-    $10,000 initial investment

-    5% return each year

- net expenses for three years with respect to Class A and one year with respect to Class B and Class C, and total operating expenses thereafter, and

-    all shares sold at the end of each time period.

The example is for comparison only; the actual return of Class A, Class B and Class C and your actual costs may be higher or lower.

IF YOU SELL YOUR SHARES YOUR COST WOULD BE:

                                                       1 YEAR      3 YEARS
----------------------------------------------------------------------------
 CLASS A SHARES*                                       $676        $890
----------------------------------------------------------------------------
 CLASS B SHARES**                                      $678        $872
----------------------------------------------------------------------------
 CLASS C SHARES**                                      $278        $572
----------------------------------------------------------------------------

IF YOU DON'T SELL YOUR SHARES YOUR COST WOULD BE:

                                                       1 YEAR      3 YEARS
----------------------------------------------------------------------------
 CLASS B SHARES                                        $178        $572
----------------------------------------------------------------------------
 CLASS C SHARES                                        $178        $572
----------------------------------------------------------------------------

*    ASSUMES SALES CHARGE IS DEDUCTED WHEN SHARES ARE PURCHASED.

**   ASSUMES APPLICABLE DEFERRED SALES CHARGE IS DEDUCTED WHEN SHARES ARE SOLD.

(3)  "OTHER EXPENSES" ARE BASED ON ESTIMATED AMOUNTS FOR THE CURRENT FISCAL
     YEAR.

(4) REFLECTS A WRITTEN AGREEMENT PURSUANT TO WHICH JPMORGAN CHASE AGREES THAT IT OR ONE OF ITS AFFILIATES WILL REIMBURSE THE FUND TO THE EXTENT TOTAL OPERATING EXPENSES OF CLASS A, B AND C (EXCLUDING INTEREST, TAXES, EXTRAORDINARY EXPENSES AND EXPENSES RELATED TO THE DEFERRED
     COMPENSATION PLAN) EXCEED 1.05%, 1.75% AND 1.75% RESPECTIVELY, OF THE AVERAGE DAILY NET ASSETS FOR THREE YEARS (WITH RESPECT TO CLASS A) AND ONE YEAR (WITH RESPECT TO CLASS B AND CLASS C).

--------------------------------------------------------------------------------
JPMorgan FLEMING INTERNATIONAL
         OPPORTUNITIES FUND

THE FUND'S OBJECTIVE

The Fund seeks to provide high total return from a portfolio of equity securities of foreign companies in developed and, to a lesser extent, emerging markets.

THE FUND'S MAIN
INVESTMENT STRATEGY

The Fund's assets are invested primarily in companies from developed markets other than the U.S. The Fund's assets may also be invested to a limited extent in companies from emerging markets. Developed countries include Australia, Canada, Japan, New Zealand, the United Kingdom, and most of the countries of western Europe; emerging markets include most other countries in the world.

The Fund focuses on stock picking, emphasizing those stocks that are ranked as undervalued according to the adviser's proprietary research, while underweighting or avoiding those that appear overvalued. The Fund's country allocations and sector weightings may differ significantly from those of the MSCI All Country World Index Free (ex-U.S.), the Fund's benchmark.

Through its extensive global equity research and analytical systems, the adviser seeks to generate an information advantage. Using fundamental analysis as well as macro-economic models, the adviser develops proprietary research on countries, companies, and currencies. In these processes, the analysts focus on a relatively long period rather than on near-term expectations alone. The team of analysts dedicated to international equities includes more than 90 members around the world, with an average of nearly ten years of experience.

In managing the Fund, the adviser, J.P. Morgan Investment Management Inc., employs a three-step process that combines country allocation, fundamental research for identifying portfolio securities, and currency management decisions.

The adviser takes an in-depth look at the relative valuations and economic prospects of different countries, ranking the attractiveness of their markets. Using these rankings, a team of strategists establishes a country allocation for the Fund. Country allocation may vary either significantly or moderately from the benchmark,. The adviser considers the developed countries of Europe (excluding the U.K.) as a whole while monitoring the Fund's exposure to any one country.

Various models are used to quantify the adviser's fundamental stock research, producing a ranking of companies in each industry group according to their relative value. The Fund's management team then buys and sells stocks, using the research and valuation rankings as well as its assessment of other factors, including:

-    catalysts that could trigger a change in a stock's price

-    potential reward compared to potential risk

-    temporary mispricings caused by market overreactions

The Fund has access to the adviser's currency specialists in determining the extent and nature of the Fund's exposure to various foreign currencies.

JPMORGAN FLEMING INTERNATIONAL OPPORTUNITIES FUND
--------------------------------------------------------------------------------

The Fund may invest in securities denominated in U.S. dollars, major reserve currencies and currencies of other countries in which it can invest.

While the Fund invests primarily in equities, it may also invest in investment-grade debt securities. Investment-grade means a rating of Baa or higher by Moody's Investors Service, Inc., BBB or higher by Standard & Poor's Corporation or the equivalent by another national rating organization or unrated securities of comparable quality.

To temporarily defend its assets, the Fund may invest any amount of its assets in high-quality short-term securities.

Where the capital markets in certain countries are either less developed or not easy to access, the Fund may invest in these countries by investing in closed-end investment companies that are authorized to invest in those countries.

The Fund may invest in derivatives, financial instruments the value of which is based on another security, index or exchange rate. The Fund may use derivatives to hedge various investments and for risk management.

The Fund may change any of these investment policies (including its investment objective) without shareholder approval.

THE FUND'S MAIN
INVESTMENT RISKS

All mutual funds carry a certain amount of risk. You may lose money on your investment in the Fund. This section describes some of the specific risks of investing in the Fund.

The Fund may not achieve its objective if the adviser's expectations regarding particular securities or markets are not met.

The value of shares of the Fund will be influenced by conditions in stock markets as well as the performance of the companies selected for the Fund's portfolio.

Because the Fund invests primarily in securities of issuers outside the United States, an investment in the Fund is riskier than an investment in a U.S. equity fund. Because foreign securities are usually denominated in foreign currencies, the value of the Fund's portfolio may be influenced by currency exchange rates and exchange control regulations. Foreign securities may be affected by political, social and economic instability. Some securities may be harder to trade without incurring a loss and may be difficult to convert into cash. There may be less public information available, differing settlement procedures, or regulations and standards that do not match U.S. standards. Some countries may nationalize or expropriate assets or impose exchange controls. These risks increase when investing in issuers located in emerging markets.

The Fund's investments may take the form of depositary receipts, including

[SIDENOTE]

BEFORE YOU INVEST

INVESTORS CONSIDERING THE FUND SHOULD UNDERSTAND THAT:

-    THERE IS NO ASSURANCE THAT THE FUND WILL MEET ITS INVESTMENT OBJECTIVE.

-    THE FUND DOES NOT REPRESENT A COMPLETE INVESTMENT PROGRAM.

FREQUENCY OF TRADING

HOW FREQUENTLY THE FUND BUYS AND SELLS SECURITIES WILL VARY FROM YEAR TO YEAR, DEPENDING ON MARKET CONDITIONS.

                               JPMORGAN FLEMING INTERNATIONAL OPPORTUNITIES FUND
--------------------------------------------------------------------------------

unsponsored depositary receipts. Unsponsored depositary receipts may not provide as much information about the underlying issuer and may not carry the same voting privileges as sponsored depositary receipts.

The Fund's investments in emerging markets could lead to more volatility in the value of the Fund's shares. As mentioned above, the normal risks of investing in foreign countries are heightened when investing in emerging markets. In addition, the small size of securities markets and the low trading volume may lead to a lack of liquidity, which leads to increased volatility. Also, emerging markets may not provide adequate legal protection for private or foreign investment or private property.

In early 1999, the European Monetary Union implemented a new currency called the "euro," which is expected to replace existing national currencies by July 1, 2002. Full implementation of the euro may be delayed and difficulties with the conversion may significantly impact European capital markets. It is possible that the euro could increase volatility in financial markets worldwide, which could have a negative effect on the value of shares of the Fund.

Because the Fund may invest in small companies, the value of your investment may fluctuate more dramatically than an investment in a fund which does not invest in small companies. That's because small companies trade less frequently and in smaller volumes, which may lead to more volatility in the prices of their securities. They may have limited product lines, markets or financial resources, and they may depend on a small management group.

The market value of convertible securities and other debt securities tends to fall when prevailing interest rates rise. The value of convertible securities also tends to change whenever the market value of the underlying common or preferred stock fluctuates. Securities which are rated Baa by Moody's or BBB by S&P may have fewer protective provisions than higher rated securities. The issuer may have trouble making principal and interest payments when difficult economic conditions exist.

If the Fund invests in closed-end investment companies, it may incur added expenses such as additional management fees and trading costs.

If the Fund invests a substantial portion of its assets in money market instruments, repurchase agreements and debt securities, including situations in which the Fund is investing for temporary defensive purposes, it could reduce the Fund's potential return.

Derivatives may be riskier than other types of investments because they may be more sensitive to changes in economic conditions than other types of investments.

[SIDENOTE]

INVESTMENTS IN THE FUND ARE NOT BANK DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY.

JPMORGAN FLEMING INTERNATIONAL OPPORTUNITIES FUND
--------------------------------------------------------------------------------

THE FUND'S PAST PERFORMANCE (UNAUDITED)

This section shows the Fund's performance record with respect to the Fund's Institutional Class Shares. Prior to the date of this prospectus, the Fund had only one class of shares, and operated in a master-feeder structure. As of the date of this prospectus, the Fund's existing share class will be re-named "Institutional" and Class A and Class B Shares will be introduced. The bar chart shows how the performance of the Fund's shares has varied from calendar year to calendar year over the life of the Fund. This provides some indication of the risks of investing in the Fund. The table shows the average annual total returns for the past one year, five years and ten years (or if less than such periods, the life of the Fund). It compares that performance to the MSCI All Country World Index Free (EX-U.S.), a widely recognized market benchmark. During these periods, the actual returns of Class A and Class B Shares would have been lower than shown because Class A and Class B Shares have higher expenses than Institutional Class Shares. The performance figures in the bar chart and table also do not reflect any deduction for the front-end sales load which is assessed on Class A Shares. If the load were reflected, the performance figures would have been lower.

Past performance does not predict how any class of the Fund will perform in the future.

The calculations assume that all dividends and distributions are reinvested in the Fund. Some of the companies that provide services to the Fund have in the past agreed not to collect some expenses and to reimburse others. Without these agreements, the performance figures would be lower than those shown.

THE FUND'S YEAR-TO-DATE TOTAL RETURN AS OF 3/31/01 WAS -14.65%

YEAR-BY-YEAR RETURNS(1,2)

1998          3.83%
1999         39.90%
2000       (16.21)%

-------------------------------
BEST QUARTER             22.09%
-------------------------------
              4th quarter, 1998
-------------------------------
WORST QUARTER           -21.34%
-------------------------------
              3rd quarter, 1998
-------------------------------

AVERAGE ANNUAL TOTAL RETURN (%)

Shows performance over time, for periods ended December 31, 2000(2)

                                                         PAST 1 YR.  LIFE OF FUND
---------------------------------------------------------------------------------
FLEMING INTERNATIONAL
---------------------------------------------------------------------------------
OPPORTUNITIES FUND (AFTER EXPENSES)                        -16.21      7.67
---------------------------------------------------------------------------------
MSCI ALL COUNTRY WORLD INDEX FREE (EX-U.S.) (NO EXPENSES)  -15.09      7.06
---------------------------------------------------------------------------------

(1)  THE FUND'S FISCAL YEAR END IS 11/30.

(2) THE FUND COMMENCED OPERATIONS ON 2/26/97 AND PERFORMANCE IS CALCULATED AS OF 2/28/97.

                               JPMORGAN FLEMING INTERNATIONAL OPPORTUNITIES FUND
--------------------------------------------------------------------------------

ESTIMATED INVESTOR EXPENSES FOR CLASS A AND CLASS B SHARES

The sales charges and estimated expenses of Class A and Class B before and after reimbursement are shown below. Class A and Class B generally have no exchange fees, although some institutions may charge you a fee for shares you buy through them.

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)

                                                             MAXIMUM DEFERRED SALES
                          MAXIMUM SALES CHARGE (LOAD)        CHARGE (LOAD) SHOWN AS
                          WHEN YOU BUY SHARES, SHOWN         LOWER OF ORIGINAL PURCHASE
                          AS % OF THE OFFERING PRICE*        PRICE OR REDEMPTION PROCEEDS
-----------------------------------------------------------------------------------------
CLASS A SHARES            5.75%                              NONE
-----------------------------------------------------------------------------------------
CLASS B SHARES            NONE                               5.00%
-----------------------------------------------------------------------------------------

* THE OFFERING PRICE IS THE NET ASSET VALUE OF THE SHARES PURCHASED PLUS ANY SALES CHARGE.

ESTIMATED ANNUAL OPERATING EXPENSES (%) (EXPENSES THAT ARE DEDUCTED FROM CLASS A AND CLASS B ASSETS)

                                        SHARE-
                           DISTRIBUTION HOLDER                TOTAL       FEE WAIVER
                MANAGEMENT (RULE 12b-1) SERVICE  OTHER        OPERATING   AND EXPENSE        NET
                FEES       FEES         FEES     EXPENSES(3)  EXPENSES    REIMBURSEMENT(4)   EXPENSES(4)
--------------------------------------------------------------------------------------------------------
CLASS A SHARES    0.60%      0.25%        0.25%    0.80%        1.90%        NONE              1.90%
--------------------------------------------------------------------------------------------------------
CLASS B SHARES    0.60%      0.75%        0.25%    0.80%        2.40%        NONE              2.40%
--------------------------------------------------------------------------------------------------------

(3)  "OTHER EXPENSES" ARE BASED ON ESTIMATED AMOUNTS FOR THE CURRENT FISCAL
     YEAR.

(4) REFLECTS A WRITTEN AGREEMENT PURSUANT TO WHICH JPMORGAN CHASE AGREES THAT IT OR ONE OF ITS AFFILIATES WILL REIMBURSE THE FUND TO THE EXTENT TOTAL OPERATING EXPENSES OF CLASS A AND CLASS B (EXCLUDING INTEREST, TAXES AND EXTRAORDINARY EXPENSES AND EXPENSES RELATED TO THE DEFERRED
     COMPENSATION PLAN) EXCEED 1.90% AND 2.40%, RESPECTIVELY, OF THEIR AVERAGE DAILY NET ASSETS FOR ONE YEAR.

EXPENSE EXAMPLE(4) The example below is intended to help you compare the cost of investing in the Class A and Class B with the cost of investing in other mutual funds. The example assumes:

-    $10,000 initial investment

-    5% return each year

-    net expenses for one year and total operating expenses thereafter, and

-    all shares sold at the end of each time period.

JPMORGAN FLEMING INTERNATIONAL OPPORTUNITIES FUND
--------------------------------------------------------------------------------

The example is for comparison only; the actual return of Class A and Class B and your actual costs may be higher or lower.

IF YOU SELL YOUR SHARES YOUR COST WOULD BE:

                                                      1 YEAR      3 YEARS
--------------------------------------------------------------------------------
CLASS A SHARES*                                       $757        $1,138
--------------------------------------------------------------------------------
CLASS B SHARES**                                      $743        $1,048
--------------------------------------------------------------------------------
IF YOU DON'T SELL YOUR SHARES YOUR COST WOULD BE:
                                                      1 YEAR      3 YEARS
--------------------------------------------------------------------------------
CLASS B SHARES                                        $243        $748
--------------------------------------------------------------------------------

*    ASSUMES SALES CHARGE IS DEDUCTED WHEN SHARES ARE PURCHASED.

**   ASSUMES APPLICABLE DEFERRED SALES CHARGE IS DEDUCTED WHEN SHARES ARE SOLD.

--------------------------------------------------------------------------------
WHO MAY WANT TO INVEST

THE BOND FUND AND THE CALIFORNIA BOND FUND (THE FIXED INCOME FUNDS) ARE DESIGNED FOR INVESTORS WHO:

-    want to add an income investment to further diversify a portfolio

- want an investment whose risk/return potential is higher than that of money market funds but generally less than that of stock funds

-    want an investment that pays monthly dividends

- with regard to the California Bond Fund, are seeking income that is exempt from federal, state, and local (if applicable) personal income taxes in California

THESE FUNDS ARE NOT DESIGNED FOR INVESTORS WHO:

-    are investing for aggressive long-term growth

-    require stability of principal

- with regard to the California Bond Fund, are investing through a tax-deferred account such as an IRA

THE U.S. EQUITY FUND IS DESIGNED FOR INVESTORS WHO:

-    are pursuing a long-term goal such as retirement

- want to add an investment with growth potential to further diversify a portfolio

- want a Fund that seeks to outperform the markets in which it invests over the long term

THIS FUND IS NOT DESIGNED FOR INVESTORS WHO:

- want a Fund that pursues market trends or focus only on particular industries or sectors

-    require regular income or stability of principal

-    are pursuing a short-term goal or investing emergency reserves

THE FLEMING INTERNATIONAL OPPORTUNITIES FUND IS DESIGNED FOR INVESTORS WHO:

-    are pursuing a long-term goal

- want to add a non-U.S. investment with growth potential to further diversify a portfolio

- want a Fund that seeks to consistently outperform the markets in which it invests

THIS FUND IS NOT DESIGNED FOR INVESTORS WHO:

-    are uncomfortable with the risks of international investing

-    are looking for a less aggressive stock investment

-    require regular income or stability of principal

-    are pursuing a short-term goal or investing emergency reserves

--------------------------------------------------------------------------------
THE FUNDS' MANAGEMENT AND ADMINISTRATION

The Bond Fund, U.S. Equity Fund, and Fleming International Opportunities Fund are series of J.P. Morgan Institutional Funds, a Massachusetts business trust. The California Bond Fund is a series of J.P Morgan Series Trust, a Massachusetts business trust. The trustees of each trust are responsible for overseeing all business activities.

THE FUNDS' ADMINISTRATOR

Morgan Guaranty Trust Company of New York (the "Administrator") provides administrative services, oversees each Fund's other service providers and provides Fund officers. The Administrator receives the following annual fee on behalf of each Fund for administrative services.

0.15% of each Fund's pro-rata portion of the first $25 billion of average net assets of all non-money market funds in the JPMorgan Funds complex plus 0.10% of average net assets over $25 billion.

THE FUNDS' INVESTMENT ADVISER

J.P. Morgan Investment Management Inc. ("JPMIM") is the investment adviser and makes the day-to-day investment decisions for the Funds. JPMIM is located at 522 5th Avenue, New York, NY 10036.

JPMIM is a wholly owned subsidiary of J.P. Morgan Chase & Co. (JPMorgan Chase), a bank holding company.

During the most recent fiscal year, JPMIM was paid management fees (net of waivers) as a percentage of average net assets as follows:

                      FISCAL
FUND                  YEAR END    %
-------------------------------------
BOND FUND             10/31     0.30%
-------------------------------------
CALIFORNIA BOND FUND  4/30      0.30%
-------------------------------------
U.S. EQUITY FUND      5/31      0.40%
-------------------------------------
FLEMING INTERNATIONAL
OPPORTUNITIES  FUND   11/30     0.60%
-------------------------------------

PORTFOLIO MANAGERS
BOND FUND AND CALIFORNIA BOND FUND

The Fixed Income Funds are managed by a team of individuals at JPMIM.

U.S. EQUITY FUND

The portfolio management team is comprised of 24 research analysts, who select stocks in their respective sectors using the investment process described above. Henry D. Cavanna, managing director, and James H. Russo, vice president and CFA, oversee the portfolio and manage its cash flows. Mr Cavanna has been at JPMIM since 1971. He served as manager of U.S. equity portfolios prior to managing the Fund. Mr. Russo has been at JPMIM since 1994 and previously served in the equity research group as an analyst covering consumer cyclical stocks.

FLEMING INTERNATIONAL
OPPORTUNITIES FUND

The portfolio management team is led by Andrew C. Cormie, managing director, who has been an international equity portfolio manager since 1997 and employed by JPMIM since 1984, and by Nigel F. Emmett, vice president, who has been on the team since joining JPMIM in August 1997, and by Jenny C. Sicat, vice president, who joined the team in August 2000 and has been at JPMIM since 1995. Previously, Mr. Emmett was an assistant manager at Brown Brothers Harriman and Co. and a portfolio manager at Gartmore Investment Management. Prior to joining the team, Ms. Sicat was a portfolio manager in Emerging Markets focusing on currencies and derivatives.

--------------------------------------------------------------------------------
HOW YOUR ACCOUNT WORKS

ABOUT SALES CHARGES

You must pay a sales charge to buy shares in the Funds. There are also ongoing charges that all investors pay as long as they own their shares, as explained later.

This prospectus offers Class A Shares of the California Bond Fund, Class A and B Shares of the Bond Fund and the Fleming International Opportunities Fund and Class A, B and C Shares of the U.S. Equity Fund.

Different charges are associated with each class of shares:

- If you choose to invest in Class A Shares, you must pay a sales charge when you invest.

- If you choose to invest in Class B Shares, you may pay a deferred sales charge. You are not required to pay a sales charge when you invest, but may be required to pay a charge when you sell your shares, depending on the length of your investment in the particular shares.

- If you choose to invest in Class C Shares, you will be required to pay a sales charge if you hold the shares for less than one year.

There are a number of plans and special discounts which can decrease or eliminate these charges.

This section explains how the three sales charges work.

CLASS A SHARES

The initial sales charge is deducted directly from the money you invest. As the tables show, the sales charge decreases as your investment increases. The public offering price of Class A Shares is the net asset value plus the initial sales charge. Net asset value is the value of everything a Fund owns, minus everything it owes, divided by the number of shares held by investors. The Funds receive the net asset value.

Shareholders of the former J.P.Morgan U.S. Equity Fund-Advisor Series who received their Class A shares as a result of a fund reorganization in August, 2001, will not pay sales loads on subsequent purchases of Class A Shares in the U.S. Equity Fund or any other JPMorgan Fund.

TOTAL SALES CHARGE FOR BOND FUND AND CALIFORNIA BOND FUND

                               AS % OF THE  AS %
                               OFFERING     OF NET
AMOUNT OF                      PRICE        AMOUNT
INVESTMENT                     PER SHARE    INVESTED
----------------------------------------------------
LESS THAN $100,000             4.50%        4.71%
----------------------------------------------------
$100,000 BUT UNDER $250,000    3.75%        3.90%
----------------------------------------------------
$250,000 BUT UNDER $500,000    2.50%        2.56%
----------------------------------------------------
$500,000 BUT UNDER $1 MILLION  2.00%        2.04%
----------------------------------------------------

TOTAL SALES CHARGE FOR U.S. EQUITY FUND AND FLEMING INTERNATIONAL OPPORTUNITIES FUND

                               AS % OF THE  AS %
                               OFFERING     OF NET
AMOUNT OF                      PRICE        AMOUNT
INVESTMENT                     PER SHARE    INVESTED
----------------------------------------------------
LESS THAN $100,000             5.75%        6.10%
----------------------------------------------------
$100,000 BUT UNDER $250,000    3.75%        3.90%
----------------------------------------------------
$250,000 BUT UNDER $500,000    2.50%        2.56%
----------------------------------------------------
$500,000 BUT UNDER $1 MILLION  2.00%        2.04%
----------------------------------------------------

There is no sales charge for investments of $1 million or more.

HOW YOUR ACCOUNT WORKS
--------------------------------------------------------------------------------

CLASS B SHARES

The deferred sales charge is deducted directly from your assets when you sell your shares. It is calculated as a percentage of the lower of the original purchase price or the current value of the shares. As the table shows, the deferred sales charge decreases the longer you hold the shares and disappears altogether after six years. Class B Shares automatically convert into Class A Shares at the beginning of the ninth year after you bought them.

YEAR      DEFERRED SALES CHARGE
-------------------------------
1         5%
-------------------------------
2         4%
-------------------------------
3         3%
-------------------------------
4         3%
-------------------------------
5         2%
-------------------------------
6         1%
-------------------------------
7         NONE
-------------------------------
8         NONE
-------------------------------

We calculate the deferred sales charge from the month you buy your shares. We always sell the shares with the lowest deferred sales charge first. Shares acquired by reinvestment distribution can be sold without a deferred sales charge.

CLASS C SHARES

The deferred sales charge is deducted directly from your assets when you sell your shares. It is equal to the lower of 1% of the original purchase price or the current value of the shares. The deferred sales charge on Class C Shares disappears altogether after one year. We calculate the deferred sales charge from the month you buy your charges. We always sell the shares with the lowest deferred sales charge first.

Like Class B Shares, Class C Shares have higher combined distribution and service fees. Unlike Class B Shares, Class C Shares are never converted to Class A Shares. That means you keep paying the higher service and distribution fees as long as you hold them. Over the long term, this can add up to higher total fees than either Class A or Class B Shares.

GENERAL

J.P. Morgan Fund Distributors, Inc. (JPF) is the distributor for the Funds. It's a subsidiary of BISYS Group, Inc. and is not affiliated with JPMorgan Chase. The Funds have adopted Rule 12b-1 distribution plans under which they pay annual distribution fees of up to 0.25% of the average daily net assets attributed to Class A Shares and up to 0.75% of the average daily net assets attributed to Class B Shares and Class C Shares, as applicable.

This payment covers such things as compensation for services provided by broker-dealers and expenses connected to the sale of shares. Payments are not tied to actual expenses incurred.

Because 12b-1 expenses are paid out of a Fund's assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than other types of sales charges.

WHICH CLASS OF SHARES IS BEST?

Your decision about which class of shares to buy depends on a number of factors, including the number of shares

                                                          HOW YOUR ACCOUNT WORKS
--------------------------------------------------------------------------------

you're buying and how long you intend to hold your shares. If you have no plans to sell your shares for at least six years and you would prefer not to pay an up-front sales charge, you may consider buying Class B Shares.

Class A Shares may be a good choice if you qualify to have the sales charge reduced or eliminated. In almost all cases, if you plan to buy $250,000 of shares or more, Class A is the most economical choice.

Class C Shares may be best if you prefer not to pay an initial sales charge and you are unsure how long you intend to hold your investment.

You should also consider the distribution and service fees, which are lower for Class A Shares. These fees appear in the table called Annual Fund operating expenses for each Fund.

Your investment representative may be able to advise you about the best class of shares for you

BUYING FUND SHARES

You can buy shares in three ways:

THROUGH YOUR INVESTMENT REPRESENTATIVE

Tell your representative which Funds you want to buy and he or she will contact us. Your representative may charge you a fee and may offer additional services, such as special purchase and redemption programs. Some representatives charge a single fee that covers all services. Your representative may impose different minimum investments and earlier deadlines to buy and sell shares.

THROUGH THE JPMORGAN FUNDS SERVICE CENTER
Call 1-800-348-4782
Or
Complete the application form and mail it along with a check for the amount you want to invest to:

JPMorgan Funds Service Center,
P.O. Box 219392
Kansas City, MO 64121-9392

THROUGH A SYSTEMATIC INVESTMENT PLAN

You can make regular automatic purchases of at least $100. There's more on the Systematic Investment Plan later in this document.

Whether you choose Class A, Class B or Class C Shares, the price of the shares is based on the net asset value per share (NAV). NAV is the value of everything a Fund owns, minus everything it owes, divided by the number of shares held by investors. You'll pay the public offering price, which is based on the next NAV calculated after the JPMorgan Funds Service Center accepts your instructions. Each Fund calculates its NAV once each day at the close of regular trading on the New York Stock Exchange. Each Fund generally values its assets at their market value but may use fair value if market prices are unavailable or do not represent a security's value at the time of pricing. The JPMorgan Funds Service Center will not accept your order until it is in proper form. An order is in proper form only after payment is converted into federal funds.

The Fleming International Opportunities Fund invests in securities that are primarily listed on foreign exchanges and these exchanges may trade on Saturdays

HOW YOUR ACCOUNT WORKS
--------------------------------------------------------------------------------

or other U.S. holidays on which the Fund does not price. As a result, the Fund's portfolio will trade and its NAV may fluctuate significantly on days when you have no access to the Fund.

The JPMorgan Funds Service Center accepts purchase orders on any business day that the New York Stock Exchange is open. Normally, if the JPMorgan Funds Service Center receives your order in proper form by the close of regular trading on the New York Stock Exchange, we'll process your order at that day's price.

TO OPEN AN ACCOUNT, BUY OR SELL SHARES OR GET FUND INFORMATION, CALL:
--------------------------------------------------
THE JPMORGAN FUNDS SERVICE CENTER
--------------------------------------------------
1-800-348-4782
--------------------------------------------------

TYPE OF           INITIAL      ADDITIONAL
ACCOUNT           INVESTMENT   INVESTMENTS
------------------------------------------
REGULAR ACCOUNT   $2,500       $100
------------------------------------------
SYSTEMATIC
INVESTMENT PLAN   $1,000       $100
------------------------------------------
IRAS              $1,000       $100
------------------------------------------
SEP-IRAS          $1,000       $100ws
------------------------------------------
EDUCATION IRAS    $1,000       $100
------------------------------------------

You must provide a Social Security Number or Taxpayer Identification Number when you open an account. Each Fund has the right to refuse any purchase order or to stop offering shares for sale at any time.

Make your check out to JPMorgan Funds in U.S. dollars. We do not accept credit cards, cash, or checks from a third party. If you purchase your shares by uncertified check, you cannot sell these shares until 15 calendar days after such shares were purchased. If you buy through an Automated Clearing House, you can not sell your shares until the payment clears. That could take more than seven business days.

Your purchase will be canceled if your check doesn't clear and you will be responsible for any expenses and losses to the Funds. Orders by wire will be cancelled if the JPMorgan Funds Service Center doesn't receive payment by 4:00 p.m. Eastern time on the settlement date.

If you are planning to exchange, sell or transfer shares to another person shortly after buying the shares, you should pay by certified check to avoid delays. The Funds will not issue certificates for Class A or Class C shares unless you request them and they will not issue certificates for Class B shares.

SELLING FUND SHARES

You can sell your shares three ways:

THROUGH YOUR INVESTMENT REPRESENTATIVE

Tell your representative which Funds you want to sell. He or she will send the necessary documents to the JPMorgan Funds Service Center. Your representative might charge you for this service.

THROUGH THE JPMORGAN FUNDS SERVICE CENTER

Call 1-800-348-4782. We will mail you a check or send the proceeds via electronic transfer or wire. You cannot sell by phone if you have changed your address of record within the previous 30 days. If you sell shares of Funds

                                                          HOW YOUR ACCOUNT WORKS
--------------------------------------------------------------------------------

worth $25,000 or more by phone, we will send it by wire only to a bank account on our records.
Or
Send a signed letter with your instructions to:

JPMorgan Funds Service Center,
P.O. Box 219392
Kansas City, MO 64121-9392

THROUGH A SYSTEMATIC WITHDRAW PLAN

You can automatically sell as little as $50 worth of shares. See Shareholder Services for details.

You can sell your shares on any day that the JPMorgan Funds Service Center is accepting purchase orders.

You will receive the next NAV calculated after the JPMorgan Funds Service Center accepts your order, less any applicable sales charges.

Under normal circumstances, if the JPMorgan Funds Service Center receives your order before the close of regular trading on the New York Stock Exchange, each Fund will send you the proceeds the next business day. We will accept an order to sell shares if the Fund hasn't collected your payment for the shares. Each Fund may stop accepting orders to sell and may postpone payments for more than seven days, as federal securities laws permit.

You will need to have signatures guaranteed for all registered owners or their legal representative if:

-    you want to sell shares with a net asset value of $100,000 or more, or

- you want your payment sent to an address other than the one we have in our records.

We may also need additional documents or a letter from a surviving joint owner before selling the shares. Contact the JPMorgan Funds Service Center for more details.

REDEMPTIONS-IN-KIND

Each Fund reserves the right to make redemptions of over $250,000 in securities rather than in cash.

EXCHANGING FUND SHARES

You can exchange your shares for shares of the same class of certain other JPMorgan Funds at net asset value, beginning 15 days after you buy your shares. For tax purposes, an exchange is treated a sale of Fund shares. This will generally result in a capital gain or loss to you.

You can exchange your shares in one of three ways:

THROUGH YOUR INVESTMENT

REPRESENTATIVE

Tell your representative which Funds you want to exchange from and to. He or she will send the necessary documents to the JPMorgan Funds Service Center. Your representative might charge you for this service.

THROUGH THE JPMORGAN FUNDS SERVICE CENTER

Call 1-800-348-4782 to ask for details.

THROUGH A SYSTEMATIC EXCHANGE PLAN

You can automatically exchange money from one JPMorgan account to another of the same class. Call the JPMorgan Funds Service Center for details.

If you exchange Class B shares of a Fund for Class B shares of another

HOW YOUR ACCOUNT WORKS
--------------------------------------------------------------------------------

JPMorgan Fund, or Class C for Class C, you will not pay a deferred sales charge until you sell the shares of the other Fund. The amount of deferred sales charge will be based on when you bought the original shares, not when you made the exchange. Carefully read the prospectus of the Fund you want to buy before making an exchange. You will need to meet any minimum investment requirements.

You should not exchange shares as a means of short-term trading as this could increase management costs and affect all shareholders. We reserve the right to limit the number of exchanges or to refuse an exchange. We may also terminate this privilege. We charge an administration fee of $5 for each exchange if you make more than 10 exchanges in a year or three in a quarter. See the Statement of Additional Information to find out more about the exchange privilege.

OTHER INFORMATION CONCERNING THE FUNDS

We may close your account if the balance falls below $500 for 30 days because you have sold shares. We may also close the account if you are in the Systematic Investment Plan and fail to meet investment minimums over a 12-month period. We will give you 60 day's notice before closing your account.

Unless you indicate otherwise on your account application, we are authorized to act on redemption and transfer instructions received by phone. If someone trades on your account by phone, we will ask that person to confirm your account registration and address to make sure they match those you provided us. If they give us the correct information, we are generally authorized to follow that person's instructions. We'll take all reasonable precautions to confirm that the instructions are genuine. Investors agree that they will not hold a Fund liable for any loss or expenses from any sales request, if the Fund takes reasonable precautions. The Funds will be liable for any losses to you from an unauthorized sale or fraud against you if we do not follow reasonable procedures.

You may not always reach the JPMorgan Funds Service Center by telephone. This may be true at times of unusual market changes and shareholder activity. You can mail us your instructions or contact your investment representative or agent. We may modify or cancel the sale of shares by phone without notice.

The Funds have agreements with certain shareholder servicing agents (including Morgan Guaranty Trust Company of New York) under which the shareholder servicing agents have agreed to provide certain support services to their customers. For performing these services, each shareholder servicing agent receives an annual fee of up to 0.25% of the average daily net assets of the Class A, Class B and Class C Shares of the Funds held by investors by the shareholder servicing agent.

JPMIM and/or JPF may, at their own expense, make additional payments to certain selected dealers or other shareholder servicing agents for performing administrative services for their customers.

                                                          HOW YOUR ACCOUNT WORKS
--------------------------------------------------------------------------------

Each Fund may issue multiple classes of shares. This prospectus relates only to Class A of all Funds, Class B of the Bond, U.S. Equity and Fleming International Opportunities Funds and Class C of the U.S. Equity Fund. Each class may have different requirements for who may invest, and may have different sales charges and expense levels. A person who gets compensated for selling Fund shares may receive a different amount for each class.

DISTRIBUTIONS AND TAXES

The Funds can earn income and they can realize capital gain. The Funds deduct any expenses then pay out these earnings to shareholders as distributions.

The Bond Fund and California Bond Fund generally pay dividends monthly. The U.S. Equity Fund generally distributes any net investment income at least quarterly. The Fleming International Opportunities Fund generally distributes any net investment income at least annually. Net capital gain is distributed annually. You have three options for your distributions. You may:

-    reinvest all of them in additional Fund shares without a sales charge;

- take distributions of net investment income in cash or as a deposit in a pre-assigned bank account and reinvest distributions of net capital gain in additional shares: or

- take all distributions in cash or as a deposit in a pre-assigned bank account.

If you do not select an option when you open your account, we will reinvest all distributions. If your distributions are reinvested, they will be in the form of shares of the same class. The taxation of the dividends won't be affected by the form in which you receive them.

Dividends of net investment income are usually taxable as ordinary income at the federal, state and local levels. Dividends of tax-exempt interest income are not subject to federal income taxes, but will generally be subject to state and local taxes. However, for the California Bond Fund, California residents will not have to pay California personal income taxes on tax-exempt income from California municipal obligations. The state or municipality where you live may not charge you state or local taxes on tax-exempt interest earned on certain bonds. Dividends earned on bonds issued by the U.S. government and its agencies may also be exempt from some types of state and local taxes.

If you receive distributions of net capital gain, the tax rate will be based on how long a Fund held a particular asset, not on how long you have owned your shares. If you buy shares just before a distribution, you will pay tax on the entire amount of the taxable distribution you receive, even though the NAV will be higher on that date because it includes the distribution amount.

The Fleming International Opportunities Fund expects that its distributions will consist primarily of capital gains.

Investment income received by the Fleming International Opportunities Fund from sources in foreign jurisdictions may have taxes withheld at the source. Since it is anticipated that more

HOW YOUR ACCOUNT WORKS
--------------------------------------------------------------------------------

than 50% of such Fund's assets at the close of its taxable year will be in securities of foreign corporations, such Fund may elect to "pass through" to its shareholders the foreign taxes that it paid.

Early in each calendar year, each Fund will send you a notice showing the amount of distributions you received in the preceding year and the tax status of those distributions.

Any investor for whom a Fund does not have a valid taxpayer identification number will be subject to backup withholding for taxes.

The tax considerations described in this section do not apply to tax-deferred accounts or other non-taxable entities.

The above is a general summary of tax implications of investing in the Funds. Please consult your tax advisor to see how investing in a Fund will affect your own tax situation.

--------------------------------------------------------------------------------
SHAREHOLDER SERVICES

SYSTEMATIC INVESTMENT PLAN

You can regularly invest $100 or more in the first or third week of any month. The money is automatically deducted from your checking or savings account.

You can set up a plan when you open an account by completing the appropriate section of the application. Current shareholders can join by sending a signed letter and a deposit slip or void check to the JPMorgan Funds Service Center. Call 1-800-348-4782 for complete instructions.

SYSTEMATIC WITHDRAW PLAN

You can make regular withdrawals of $50 or more ($100 or more for Class B accounts). You can have automatic withdrawals made monthly, quarterly or semiannually. Your account must contain at least $5,000 to start the plan. Call 1-800-348-4782 for complete instructions.

SYSTEMATIC EXCHANGE

You can transfer assets automatically from one JPMorgan Fund account to another on a regular basis. It is a free service.

FREE EXCHANGE PRIVILEGE

You can exchange money between JPMorgan Funds in the same class without charge. This allows you to adjust your investments as your objectives change.

REINSTATEMENT PRIVILEGE

You can buy back Class A Shares you sell, without paying a sales charge, as long as you make a request in writing within 90 days of the sale. If you sell Class B Shares or Class C on which you've paid a deferred sales charge, you can use the proceeds to buy Class A Shares without a sales charge. You must buy the Class A Shares within 90 days of selling the Class B or Class C Shares.

RISK AND REWARD ELEMENTS FOR FIXED INCOME FUNDS
This table discusses the main elements that make up each Fixed Income Fund's overall risk and reward characteristics. It also outlines each Fund's policies toward various investments, including those that are designed to help certain Funds manage risk.

-----------------------------------------------------------------------------------------------------------------------------------
   POTENTIAL RISKS                              POTENTIAL REWARDS                           POLICIES TO BALANCE RISK AND REWARD
-----------------------------------------------------------------------------------------------------------------------------------
   MARKET CONDITIONS
   -  Each Fund's share price,                 -  Bonds have generally outperformed        -   Under normal circumstances the
      yield, and total return                     money market investments over the            Funds plan to remain fully invested
      will fluctuate in response                  long term, with less risk than               in bonds and other fixed income
      to bond market movements                    stocks                                       securities
   -  The value of most bonds                  -  Most bonds will rise in value            -   The Funds seek to limit risk and
      will fall when interest                     when interest rates fall                     enhance total return or yields
      rates rise; the longer a                 -  Mortgage-backed and asset-backed             through careful management, sector
      bond's maturity and the                     securities and direct mortgages can          allocation, individual securities
      lower its credit quality,                   offer attractive returns                     selection, and duration management
      the more its value                                                                   -   During severe market downturns, the
      typically falls                                                                          funds have the option of investing
   -  Adverse market conditions                                                                up to 100% of assets in
      may from time to time cause                                                              investment-grade short-term
      a Fund to take temporary                                                                 securities
      defensive positions that are                                                         -   Each adviser monitors interest rate
      inconsistent with its principal                                                          trends, as well as geographic and
      investment strategies and may                                                            demographic information related to
      hinder a fund from achieving                                                             mortgage-backed securities and
      its investment objective                                                                 mortgage prepayments
   -  Mortgage-backed and asset-backed
      securities (securities representing an
      interest in, or secured by, a pool of
      mortgages or other assets such as
      receivables) and direct mortgages could
      generate capital losses or periods of
      low yields if they are paid off
      substantially earlier or later than
      anticipated
-----------------------------------------------------------------------------------------------------------------------------------
   CREDIT QUALITY
   -  The default of an issuer would           -  Investment-grade bonds have a             -   Each Fund maintains its own
      leave a Fund with unpaid interest           lower risk of default                         policies for balancing credit
      or principal                             -  Junk bonds offer higher yields                quality against potential yields
   -  Junk bonds (those rated BB/Ba or            and higher potential gains                    and gains in light of its
      lower) have a higher risk of                                                              investment goals
      default, tend to be less liquid,                                                      -   Each adviser develops its own
      and may be more difficult to value                                                        ratings of unrated securities and
                                                                                                makes a credit quality
                                                                                                determination for unrated
                                                                                                securities
-----------------------------------------------------------------------------------------------------------------------------------
   FOREIGN INVESTMENTS
   -  A Fund could lose money because          -  Foreign bonds, which represent a          -   Foreign bonds may be a significant
      of foreign government actions,              major portion of the world's fixed            investment for the Bond Fund.
      political instability, or lack of           income securities, offer attractive       -   To the extent that a Fund invests
      adequate and accurate information           potential performance and                     in foreign bonds, it may manage the
   -  Currency exchange rate movements            opportunities for diversification             currency exposure of its foreign
      could reduce gains or create losses      -  Favorable exchange rate movements             investments relative to its
   -  Currency and investment risks tend          could generate gains or reduce                benchmark, and may hedge a portion
      to be higher in emerging markets;           losses                                        of its foreign currency exposure
      these markets also present higher        -  Emerging markets can offer                    into the U.S. dollar from time to
      handling and valuation risks                higher returns                                time (see also "Derivatives");
                                                                                                these currency management
                                                                                                techniques may not be available for
                                                                                                certain emerging markets
                                                                                                investments
-----------------------------------------------------------------------------------------------------------------------------------
   WHEN-ISSUED AND DELAYED
   DELIVERY SECURITIES
   -  When a Fund buys securities              -  A Fund can take advantage                 -   Each Fund uses segregated accounts
      before issue or for delayed                 of attractive transaction opportunities       to offset leverage risk
      delivery, it could be exposed to
      leverage risk if it does not use
      segregated accounts

-----------------------------------------------------------------------------------------------------------------------------------
   POTENTIAL RISKS                              POTENTIAL REWARDS                       POLICIES TO BALANCE RISK AND REWARD
-----------------------------------------------------------------------------------------------------------------------------------
   MANAGEMENT CHOICES
   - A Fund could underperform its          -  A Fund could outperform its            -  Each adviser focuses its active
     benchmark due to its sector,              benchmark due to these same choices       management on those areas where it
     securities or duration choices                                                      believes its commitment to research
                                                                                         can most enhance returns and manage
                                                                                         risks in a consistent way
-----------------------------------------------------------------------------------------------------------------------------------
   DERIVATIVES
   - Derivatives such as futures,            -  Hedges that correlate well with       -  The Funds use derivatives, such as
     options, swaps and forward foreign         underlying positions can reduce or       futures, options, swaps and forward
     currency contracts(1) that are used        eliminate losses at low cost             foreign currency contracts for
     for hedging the portfolio or            -  A Fund could make money and protect      hedging and for risk management
     specific securities may not fully          against losses if management's           (i.e., to adjust duration or yield
     offset the underlying positions and        analysis proves correct                  curve exposure, or to establish or
     this could result in losses to the      -  Derivatives that involve leverage        adjust exposure to particular
     Fund that would not have otherwise         could generate substantial gains at      securities, markets, or
     occurred                                   low cost                                 currencies); risk management may
   - Derivatives used for risk                                                           include management of a Fund's
     management may not have the                                                         exposure relative to its benchmark
     intended effects and may result in                                               -  The Funds only establish hedges
     losses or missed opportunities                                                      that they expect will be highly
   - The counterparty to a derivatives                                                   correlated with underlying
     contract could default                                                              positions
   - Certain types of derivatives                                                     -  While the Funds may use
     involve costs to the Funds which                                                    derivatives that incidentally
     can reduce returns                                                                  involve leverage, they do not use
   - Derivatives that involve leverage                                                   them for the specific purpose of
     could magnify losses                                                                leveraging their portfolios
-----------------------------------------------------------------------------------------------------------------------------------
  SECURITIES LENDING
  -  When a Fund lends a security, there     -  A Fund may enhance income through     -  Each adviser maintains a list of
     is a risk that the loaned                  the investment of the collateral         approved borrowers
     securities may not be returned if          received from the borrower            -  The Funds receive collateral equal
     the borrower defaults                                                               to at least 100% of the current
  -  The collateral will be subject to                                                   value of securities loaned
     the risks of the securities in                                                   -  The lending agents indemnify a fund
     which it is invested                                                                against borrower default
                                                                                      -  Each adviser's collateral
                                                                                         investment guidelines limit the
                                                                                         quality and duration of collateral
                                                                                         investment to minimize losses -
                                                                                         Upon recall, the borrower must
                                                                                         return the securities loaned within
                                                                                         the normal settlement period
-----------------------------------------------------------------------------------------------------------------------------------
  ILLIQUID HOLDINGS
  -  A Fund could have difficulty            -  These holdings may offer more         -  No Fund may invest more than 15% of
     valuing these holdings precisely           attractive yields or potential           net assets in illiquid holdings
  -  A Fund could be unable to sell             growth than comparable widely         -  To maintain adequate liquidity to
     these holdings at the time or price        traded securities                        meet redemptions, each Fund may
     desired                                                                             hold investment-grade short-term
                                                                                         securities (including repurchase
                                                                                         agreements and reverse repurchase
                                                                                         agreements) and, for temporary or
                                                                                         extraordinary purposes, may borrow
                                                                                         from banks up to 33 1/3% of the
                                                                                         value of its total assets
-----------------------------------------------------------------------------------------------------------------------------------
  SHORT-TERM TRADING
  -  Increased trading would raise a         -  A Fund could realize gains in a       -  The Funds may use short-term
     Fund's transaction costs                   short period of time                     trading to take advantage of
  -  Increased short-term capital gains      -  A Fund could protect against losses      attractive or unexpected
     distributions would raise                  if a bond is overvalued and its          opportunities or to meet demands
     shareholders' income tax liability         value later falls                        generated by shareholder activity.


(1) A futures contract is an agreement to buy or sell a set quantity of an underlying instrument at a future date, or to make or receive a cash payment based on changes in the value of a securities index. An option is the right to buy or sell a set quantity of an underlying instrument at a predetermined price. A swap is a privately negotiated agreement to exchange one stream of payments for another. A forward foreign currency contract is an obligation to buy or sell a given currency on a future date and at a set price.

RISK AND REWARD ELEMENTS FOR U.S. EQUITY FUND

This table discusses the main elements that make up the U.S. Equity Fund's overall risk and reward characteristics. It also outlines the policies toward various investments, including those that are designed to help the Fund manage risk.

-----------------------------------------------------------------------------------------------------------------------------------
   POTENTIAL RISKS                              POTENTIAL REWARDS                       POLICIES TO BALANCE RISK AND REWARD
-----------------------------------------------------------------------------------------------------------------------------------
WHEN-ISSUED AND DELAYED
DELIVERY SECURITIES
-  When the Fund buys securities before      - The Fund can take advantage of           -  The Fund uses segregated accounts to
   issue or for delayed delivery, it could     attractive transaction opportunities        offset leverage risk
   be exposed to leverage risk if it does
   not use segregated accounts

-----------------------------------------------------------------------------------------------------------------------------------
SHORT-TERM TRADING
-  Increased trading would raise the Fund's  - The Fund could realize gains in a short  -  The Fund generally avoids short-term
   brokerage and related costs                 period of time                              trading, except to take advantage of
-  Increased short-term capital gains        - The Fund could protect against losses if    attractive or unexpected opportunities
   distributions would raise shareholders'     a stock is overvalued and its value         or to meet demands generated by
   income tax liability                        later falls                                 shareholder activity

-----------------------------------------------------------------------------------------------------------------------------------
DERIVATIVES
-  Derivatives such as futures, options,     - Hedges that correlate well with          -  The Fund uses derivatives, such as
   swaps, and forward foreign currency         underlying positions can reduce or          futures, options, swaps and forward
   contracts(1) that are used for hedging      eliminate losses at low cost                foreign currency contracts, for hedging
   the portfolio or specific securities may  - The Fund could make money and protect       and for risk management (i.e., to adjust
   not fully offset the underlying             against losses if management's analysis     duration or yield curve exposure, or to
   positions and this could result in          proves correct                              establish or adjust exposure to
   losses to the Fund that would not have    - Derivatives that involve leverage could     particular securities, markets or
   otherwise occurred                          generate substantial gains at low cost      currencies); risk management may include
-  Derivatives used for risk management may                                                management of the Fund's exposure
   not have the intended effects and may                                                   relative to its benchmark
   result in losses or missed opportunities                                             -  The Fund only establishes hedges that it
-  The counterparty to a derivatives                                                       expects will be highly correlated with
   contract could default                                                                  underlying positions
-  Derivatives that involve leverage could                                              -  While the Fund may use derivatives that
   magnify losses                                                                          incidentally involve leverage, it does
-  Certain types of derivatives involve                                                    not use them for the specific purpose of
   costs to the fund which can reduce                                                      leveraging the portfolio
   returns

-----------------------------------------------------------------------------------------------------------------------------------
SECURITIES LENDING
-  When the Fund lends a security, there is  - The Fund may enhance income through the  -  The adviser maintains a list of approved
   a risk that the loaned securities may       investment of the collateral received       borrowers
   not be returned if the borrower defaults    from the borrower                        -  The Fund receives collateral equal to at
-  The collateral will be subject to the                                                   least 100% of the current value of the
   risks of the securities in which it is                                                  securities loaned
   invested                                                                             -  The lending agents indemnify the Fund
                                                                                           against borrower default
                                                                                        -  Each adviser's collateral investment
                                                                                           guidelines limit the quality and
                                                                                           duration of collateral investment to
                                                                                           minimize losses
                                                                                        -  Upon recall, the borrower must return
                                                                                           the securities loaned within the normal
                                                                                           settlement period


(1) A futures contract is an agreement to buy or sell a set quantity of an underlying instrument at a future date, or to make or receive a cash payment based on changes in the value of a securities index. An option is the right to buy or sell a set quantity of an underlying instrument at a predetermined price. A swap is a privately negotiated agreement to exchange one stream of payments for another. A forward foreign currency contract is an obligation to buy or sell a given currency on a future date and at a set price.

-----------------------------------------------------------------------------------------------------------------------------------
   POTENTIAL RISKS                              POTENTIAL REWARDS                       POLICIES TO BALANCE RISK AND REWARD
-----------------------------------------------------------------------------------------------------------------------------------
  MARKET CONDITIONS
  -  The Fund's share price and             -  Stocks have generally               -  Under normal circumstances the
     performance will fluctuate in             outperformed more stable               Fund plans to remain fully
     response to stock market                  investments (such as bonds and         invested, with approximately
     movements                                 cash equivalents) over the             65% in stocks and 35% in bonds
  -  Adverse market conditions may             long term                              and other fixed income
     from time to time cause the                                                      securities; stock investments
     Fund to take temporary                                                           may include U.S. and foreign
     defensive positions that are                                                     common stocks, convertible
     inconsistent with its                                                            securities, preferred stocks,
     principal investment                                                             trust or partnership
     strategies and may hinder the                                                    interests, warrants, rights,
     fund from achieving its                                                          and investment company
     investment objective                                                             securities
                                                                                   -  The Fund seeks to limit risk
                                                                                      through diversification
                                                                                   -  During severe market
                                                                                      downturns, the Fund has the
                                                                                      option of investing up to 100%
                                                                                      of assets in investment-grade
                                                                                      short-term securities
-----------------------------------------------------------------------------------------------------------------------------------
  MANAGEMENT CHOICES
  -  The Fund could underperform            -  The Fund could outperform its       -  JPMIM focuses its active
     its benchmark due to its                  benchmark due to these same            management on securities
     securities and asset                      choices                                selection, the area where it
     allocation choices                                                               believes its commitment to
                                                                                      research can most enhance
                                                                                      returns
-----------------------------------------------------------------------------------------------------------------------------------
  FOREIGN INVESTMENTS
  -  Currency exchange rate                 -  Favorable exchange rate             -  The Fund anticipates that
     movements could reduce gains              movements could generate gains         total foreign investments will
     or create losses                          or reduce losses                       not exceed 30% of assets
  -  The Fund could lose money              -  Foreign investments, which          -  The Fund actively manages the
     because of foreign government             represent a major portion of           currency exposure of its
     actions, political                        the world's securities, offer          foreign investments relative
     instability, or lack of                   attractive potential                   to their benchmarks, and may
     adequate and accurate information         performance and opportunities          hedge back into the U.S.
                                               for diversification                    dollar from time to time (see
                                                                                      also "Derivatives"),
-----------------------------------------------------------------------------------------------------------------------------------
  ILLIQUID HOLDINGS
  -  The Fund could have difficulty         -  These holdings may offer more       -  The Fund may not invest more
     valuing these holdings                    attractive yields or potential         than 15% of net assets in
     precisely                                 growth than comparable widely          illiquid holdings
  -  The Fund could be unable to               traded securities                   -  To maintain adequate liquidity
     sell these holdings at the                                                       to meet redemptions, the Fund
     time or price it desires                                                         may hold investment-grade
                                                                                      short-term securities
                                                                                      (including repurchase
                                                                                      agreements and reverse
                                                                                      repurchase agreements) and,
                                                                                      for temporary or extraordinary
                                                                                      purposes, may borrow from
                                                                                      banks up to 33 1/3% of the
                                                                                      value of its total assets

RISK AND REWARD ELEMENTS FOR FLEMING INTERNATIONAL OPPORTUNITIES FUND

This table identifies the main elements that make up the Fleming International Opportunities Fund's overall risk and reward characteristics. It also outlines the Fund's policies toward various investments, including those that are designed to help certain funds manage risk.

-----------------------------------------------------------------------------------------------------------------------------------
   POTENTIAL RISKS                              POTENTIAL REWARDS                       POLICIES TO BALANCE RISK AND REWARD
-----------------------------------------------------------------------------------------------------------------------------------
  FOREIGN AND OTHER MARKET CONDITIONS
  -   The Fund's share price and               -   Stocks have generally                   -   Under normal circumstances the
      performance will fluctuate in                outperformed more stable                    Fund plans to remain fully
      response to stock and bond                   investments (such as bonds and              invested, with at least 65% in
      market movements                             cash equivalents) over the                  stocks; stock investments may
  -   The value of most bonds will                 long term                                   include convertible
      fall when interest rates rise;           -   Foreign investments, which                  securities, preferred stocks,
      the longer a bond's maturity                 represent a major portion of                depository receipts (such as
      and the lower its credit                     the world's securities, offer               ADRs and EDRs), trust or
      quality, the more its value                  attractive potential                        partnership interests,
      typically falls                              performance and opportunities               warrants, rights, and
  -   The Fund could lose money                    for diversification                         investment company securities
      because of foreign government            -   Most bonds will rise in value           -   The Fund seeks to limit risk
      actions, political                           when interest rates fall                    and enhance performance
      instability, or lack of                  -   Foreign bonds, which represent              through active management,
      adequate and/or accurate                     a major portion of the world's              country allocation and
      information                                  fixed income securities, offer              diversification
  -   Investment risks tend to be                  attractive potential                    -   During severe market downturns,
      higher in emerging markets.                  performance and opportunities               the Funds have the option of
      These markets also present                   for diversification                         investing up to 100% of assets
      higher liquidity and valuation           -   Emerging markets can offer                  in investment-grade short-term
      risks                                        higher returns                              securities
  -   Adverse market conditions may
      from time to time cause the
      fund to take temporary
      defensive positions that are
      inconsistent with its
      principal investment
      strategies and may hinder the
      fund from achieving its
      investment objective
  ---------------------------------------------------------------------------------------------------------------------------------
  MANAGEMENT CHOICES
  -   The Fund could underperform              -   The Fund could outperform its           -   JPMIM focuses its active
      its benchmark due to its                     benchmark due to these same                 management on securities
      securities choices and other                 choices                                     selection, the area where it
      management decisions                                                                     believes its commitment to
                                                                                               research can most enhance
                                                                                               returns
  ---------------------------------------------------------------------------------------------------------------------------------
  FOREIGN CURRENCIES
  -   Currency exchange rate                   -   Favorable exchange rate                 -   Except as noted earlier in
      movements could reduce gains                 movements could generate gains              this prospectus, the Fund
      or create losses                             or reduce losses                            manages the currency exposure
                                                                                               of its foreign investments
  -   Currency risks tend to be                                                                relative to its benchmark and
      higher in emerging markets; these                                                        may hedge a portion of its
      markets also present higher                                                              foreign currency exposure into
      liquidity and valuation risks                                                            the U.S. dollar from time to
                                                                                               time (see also "Derivatives")
  ---------------------------------------------------------------------------------------------------------------------------------
  WHEN-ISSUED AND DELAYED DELIVERY
  SECURITIES
  -   When the Fund buys securities            -   The Fund can take advantage of          -   The Fund uses segregated
      before issue or for delayed                  attractive transaction                      accounts to offset leverage
      delivery, it could be exposed                opportunities                               risk
      to leverage risk if it does
      not use segregated accounts

-----------------------------------------------------------------------------------------------------------------------------------
   POTENTIAL RISKS                              POTENTIAL REWARDS                       POLICIES TO BALANCE RISK AND REWARD
-----------------------------------------------------------------------------------------------------------------------------------
  DERIVATIVES
   -   Derivatives such as futures,         -   Hedges that correlate well           -   The Fund uses derivatives,
       options, swaps, and forward              with underlying positions can            such as futures, options,
       foreign currency contracts(1)            reduce or eliminate losses at            swaps, and forward foreign
       that are used for hedging the            low cost                                 currency contracts, for
       portfolio or specific                -   The Fund could make money and            hedging and for risk
       securities may not fully                 protect against losses if the            management (i.e., to establish
       offset the underlying                    investment analysis proves               or adjust exposure to
       positions and this could                 correct                                  particular securities, markets
       result in losses to the Fund         -   Derivatives that involve                 or currencies); risk
       that would not have otherwise            leverage could generate                  management may include
       occurred                                 substantial gains at low cost            management of the Fund's
   -   Derivatives used for risk                                                         exposure relative to its
       management may not have the                                                       benchmark
       intended effects and may                                                      -   The Funds only establish
       result in losses or missed                                                        hedges that it expects will be
       opportunities                                                                     highly correlated with
   -   The counterparty to a                                                             underlying positions
       derivatives contract could                                                    -   While the Fund may use
       default                                                                           derivatives that incidentally
   -   Derivatives that involve                                                          involve leverage, it does not
       leverage could magnify losses                                                     use them for the specific
   -   Certain types of derivatives                                                      purpose of leveraging its portfolio
       involve costs to a Fund which
       can reduce returns

-----------------------------------------------------------------------------------------------------------------------------------
  SECURITIES LENDING
  -   When the Fund lends a                 -   The Fund may enhance income          -   JPMIM maintains a list of
      security, there is a risk that            through the investment of the            approved borrowers
      the loaned securities may not             collateral received from the         -   The fund receives collateral
      be returned if the borrower               borrower                                 equal to at least 100% of the
      defaults                                                                           current value of securities
  -   The collateral will be subject                                                     loaned
      to the risks of the securities                                                 -   The lending agents indemnify
      in which it is invested                                                            the Fund against borrower
                                                                                         default
                                                                                     -   JPMIM 's collateral investment
                                                                                         guidelines limit the quality
                                                                                         and duration of collateral
                                                                                         investment to minimize losses
                                                                                     -   Upon recall, the borrower must
                                                                                         return the securities loaned
                                                                                         within the normal settlement
                                                                                         period

-----------------------------------------------------------------------------------------------------------------------------------
  ILLIQUID HOLDINGS
  -   The Fund could have difficulty        -   These holdings may offer more        -   The Fund may not invest more
      valuing these holdings                    attractive yields or potential           than 15% of net assets in
      precisely                                 growth than comparable widely            illiquid holdings
  -   The Fund could be unable to               traded securities                    -   To maintain adequate
      sell these holdings at the                                                         liquidity, the Fund may hold
      time or price it desired                                                           investment-grade short-term
                                                                                         securities (including
                                                                                         repurchase agreements and
                                                                                         reverse repurchase agreements)
                                                                                         and, for temporary or
                                                                                         extraordinary purposes, may
                                                                                         borrow from banks up to 33 1/3%
                                                                                         of the value of its total
                                                                                         assets

-----------------------------------------------------------------------------------------------------------------------------------
  SHORT-TERM TRADING
   -   Increased trading could raise        -   The Fund could realize gains         -   The Fund generally avoids
       a fund's brokerage and related           in a short period of time                short-term trading, except to
       costs                                -   The Fund could protect against           take advantage of attractive
   -   Increased short-term capital             losses if a stock is                     or unexpected opportunities or
       gains distributions could                overvalued and its value later           to meet demands generated by
       raise shareholders' income tax           falls                                    shareholder activity.
       liability

(1) A futures contract is an agreement to buy or sell a set quantity of an underlying instrument at a future date, or to make or receive a cash payment based on changes in the value of a securities index. An option is the right to buy or sell a set quantity of an underlying instrument at a predetermined price. A swap is a privately negotiated agreement to exchange one stream of payments for another. A forward foreign currency contract is an obligation to buy or sell a given currency on a future date and at a set price.

--------------------------------------------------------------------------------
WHAT THE TERMS MEAN

ASSET-BACKED SECURITIES: interests in a stream of payments from specific assets, such as auto or credit card receivables.

BANK OBLIGATIONS: negotiable certificates of deposit, time deposits and bankers' acceptances of domestic and foreign issuers.

COLLATERALIZED MORTGAGE OBLIGATIONS: debt securities that are collateralized by a portfolio of mortgages or mortgage-backed securities.

COMMERCIAL PAPER: unsecured short term debt issued by domestic and foreign banks or corporations. These securities are usually discounted and are rated by S&P or Moody's.

CONVERTIBLE SECURITIES: domestic and foreign debt securities that can be converted into equity securities at a future time and price.

DEBT SECURITIES: securities used by issuers, such as governmental entities and corporations, to borrow money. The issuer usually pays a fixed, variable or floating rate of interest and repays the amount borrowed at the maturity date of the security. However, if a borrower issues a zero coupon debt security, it does not make regular interest payments.

DEPOSITARY RECEIPTS: instruments which are typically issued by financial institutions and which represent ownership of securities of foreign corporations. Depositary receipts are usually designed for use on U.S. and European securities exchanges.

DISTRIBUTION FEE: a fee that covers the cost of the distribution system used to sell shares to the public.

DURATION: a mathematical calculation of the average life of a bond that serves as a useful measure of its price risk. Each year of duration represents an expected 1% change in interest rates. For example, if a bond has an average duration of 4 years, its price will move 4% when interest rates move 1%.

MANAGEMENT FEE: a fee paid to the investment adviser to manage the Fund and make decisions about buying and selling the Fund's investments.

MORTGAGE DOLLAR ROLLS: the purchase of domestic or foreign mortgage-backed securities with the promise to purchase similar securities upon the maturity of the original security. Segregated accounts are used to offset leverage risk.

MORTGAGE-RELATED SECURITIES: securities that directly or indirectly represent an interest in, or are secured by and paid from, mortgage loans secured by real property.

OTHER EXPENSES: miscellaneous items, including transfer agency, administration, custody and registration fees.

PARTICIPATION INTERESTS: interests that represent a share of domestic or foreign bank debt or similar securities or obligations.

--------------------------------------------------------------------------------

REPURCHASE AGREEMENTS: a type of short-term investment in which a dealer sells securities to the Fund and agrees to buy them back later at a set price. In effect, the dealer is borrowing the Fund's money for a short time, using the securities as collateral.

REVERSE REPURCHASE AGREEMENTS: contracts whereby a Fund sells a security and agrees to repurchase it from the buyer on a particular date and at a specific price. Considered a form of borrowing.

SHAREHOLDER SERVICE FEE: a fee to cover the cost of paying shareholder servicing agents to provide certain support services for your account.

STRIPPED OBLIGATIONS: debt securities which are separately traded interest-only or principal-only components of an underlying obligation.

TAX EXEMPT MUNICIPAL SECURITIES: securities, generally issued as general obligation and revenue bonds, whose interest is exempt from federal taxation and state and/or local taxes in the state where the securities were issued.

U.S. GOVERNMENT SECURITIES: debt instruments (Treasury bills, notes, and bonds) guaranteed by the U.S. government for the timely payment of principal and interest.

ZERO COUPON, PAY-IN-KIND, AND DEFERRED PAYMENT SECURITIES: domestic and foreign securities offering non-cash or delayed-cash payment. Their prices are typically more volatile than those of some other debt instruments and involve certain special tax considerations.


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HOW TO REACH US

MORE INFORMATION

You'll find more information about the Funds in the following documents:

ANNUAL AND SEMI-ANNUAL REPORTS

Our annual and semi-annual reports contain more information about each Fund's investments and performance.

STATEMENT OF ADDITIONAL
INFORMATION (SAI)

The SAI contains more detailed information about the Funds and their policies. It is incorporated by reference into this prospectus. This means, by law, it's considered to be part of this prospectus.

You can get a free copy of these documents and other information, or ask us any questions, by calling us at 1-800-348-4782 or writing to:

JPMORGAN FUNDS SERVICE CENTER
P.O. BOX 219392
KANSAS CITY, MO 64121-9392

If you buy your shares through an institution, contact that institution directly for more information. You can also find information online at www.JPMorganFunds.com on the internet.

You can write or e-mail the SEC's Public Reference Room and ask them to mail you information about the Funds, including the SAI. They'll charge you a copying fee for this service. You can also visit the Public Reference Section and copy the documents while you're there.

PUBLIC REFERENCE SECTION OF THE SEC
WASHINGTON, DC 20549-0102
1-202-942-8090
EMAIL: publicinfo@sec.gov

Reports, a copy of the SAI and other information about the Funds is also available on the SEC's website at http://www.sec.gov.

The Funds' Investment Company Act File Nos. are 811-07342 for all funds except California Bond Fund (811-07795).

                      JPMorgan Funds Fulfillment Center
                              393 Manley Street
                       West Bridgewater, MA 02379-1039


         -C- 2001 JPMorgan Chase & Co. All Rights Reserved. March 2001


                                                                   PSMMP-1-301 X